Exhibit 10.3




                                                                EXECUTION COPY







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                      MORGAN STANLEY ASSET FUNDING, INC.

                                 AS PURCHASER


                                      AND


                         THE HUNTINGTON NATIONAL BANK,

                           AS SELLER AND AS SERVICER




                     FLOW PURCHASE AND SERVICING AGREEMENT


                           DATED AS OF MAY 31, 2004


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                                                  TABLE OF CONTENTS

                                                                                                               Page

                                                      ARTICLE I

                                                     DEFINITIONS

Section 1.01  Definitions.........................................................................................2

Section 1.02  Other Definitional Provisions......................................................................13

                                                     ARTICLE II

                             CONVEYANCE OF RECEIVABLES; POSSESSION OF RECEIVABLE FILES;
                                      BOOKS AND RECORDS; DELIVERY OF DOCUMENTS

Section 2.01  Conveyance of Receivables; Possession of Receivable Files; Maintenance of Receivable Files.........14

Section 2.02  Custody of the Receivables Files, Duties of Servicer as Custodian..................................15

Section 2.03  Closing............................................................................................17

Section 2.04  Closing Documents..................................................................................18

Section 2.05  UCC-1 Financing Statements.........................................................................19

Section 2.06  Protection of Right, Title and Interest............................................................19

                                                     ARTICLE III

                                 REPRESENTATIONS AND WARRANTIES REMEDIES AND BREACH

Section 3.01  Bank and Seller Representations and Warranties.....................................................21

Section 3.02  Repurchase.........................................................................................33

Section 3.03  Purchaser Representations and Warranties...........................................................34

                                                     ARTICLE IV

                                     ADMINISTRATION AND SERVICING OF RECEIVABLES

Section 4.01  Servicer...........................................................................................36

Section 4.02  Realization of Receivables.........................................................................38

Section 4.03  Commingling of Collections Related to the Receivables..............................................39



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Section 4.04  Permitted Retention of Collections by the Servicer.................................................39

Section 4.05  Errors and Omissions Insurance.....................................................................40

Section 4.06  Remittance of HNB GAP Amounts......................................................................40

                                                      ARTICLE V

                                                PAYMENTS TO PURCHASER

Section 5.01  Remittances........................................................................................41

Section 5.02  Servicer Reports...................................................................................41

Section 5.03  Monthly Advances by Servicer.......................................................................41

                                                     ARTICLE VI

                                            GENERAL SERVICING PROCEDURES

Section 6.01  Satisfaction of Receivables and Release of Receivable Files........................................42

Section 6.02  Annual Statement as to Compliance..................................................................43

Section 6.03  Annual Independent Certified Public Accountants' Report............................................43

Section 6.04  Right to Examine Servicer Records..................................................................43

Section 6.05  Computer Systems; System Backup File...............................................................43

                                                     ARTICLE VII

                                          SELLER AND SERVICER TO COOPERATE

Section 7.01  Provision of Information...........................................................................44

Section 7.02  Financial Statements; Servicing Facility...........................................................44

                                                    ARTICLE VIII

                                                    THE SERVICER

Section 8.01  Liability of Seller and Servicer...................................................................44

Section 8.02  Merger or Consolidation of the Servicer............................................................45

Section 8.03  Limitation on Liability of Seller, Servicer and Others.............................................45

Section 8.04  Limitation on Resignation and Assignment by Servicer...............................................45



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                                                     ARTICLE IX

                                        SECURITIZATION OR WHOLE LOAN TRANSFER

Section 9.01  Effect of Securitization or Whole Loan Transfer....................................................46

                                                      ARTICLE X

                                           INDEMNIFICATION & CONTRIBUTION

Section 10.01  Indemnification by the Bank.......................................................................49

Section 10.02  Securities Act Indemnification Provisions.........................................................49

Section 10.03  Defense of Claims.................................................................................50

Section 10.04  Contribution......................................................................................51

                                                     ARTICLE XI

                                                       DEFAULT

Section 11.01  Events of Default.................................................................................52

Section 11.02  Waiver of Event of Defaults.......................................................................54

                                                     ARTICLE XII

                                                     TERMINATION

Section 12.01  Termination.......................................................................................55

                                                    ARTICLE XIII

                                              MISCELLANEOUS PROVISIONS

Section 13.01  Successor to Servicer.............................................................................55

Section 13.02  Amendment.........................................................................................56

Section 13.03  Governing Law; Jurisdiction; Waiver of Jury Trial.................................................56

Section 13.04  Duration of Agreement.............................................................................57

Section 13.05  Notices...........................................................................................57

Section 13.06  Severability of Provisions........................................................................58

Section 13.07  Entire Agreement..................................................................................59



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Section 13.08  Relationship of Parties...........................................................................59

Section 13.09  Counterparts......................................................................................59

Section 13.10  Successors and Assigns............................................................................59

Section 13.11  Assignment by Purchaser...........................................................................59

Section 13.12  No Waiver; Cumulative Remedies....................................................................59

Section 13.13  Further Assurances................................................................................60

Section 13.14  Effect of Headings; Cross-References..............................................................60

Section 13.15  No Petition Covenant..............................................................................60




Exhibit A                  Schedule of Receivables Conveyed on the Closing Date
Exhibit B                  Data Dictionary
Exhibit C                  Location of Receivable Files
Exhibit D-1                Form of Assignment of Initial Receivables
Exhibit D-2                Form of Assignment of Additional Receivables
Exhibit E                  Form of Seller's Closing Date Officer's Certificate
Exhibit F                  Form of Retail Motor Vehicle Loan and Installment Sale Contract
Exhibit G-1                List of Servicer Reports
Exhibit G-2                Form of Servicer Reports
Exhibit H                  Servicing Standards
Exhibit I-1                Form of Opinion of Counsel on Corporate and Related Matters
Exhibit I-2                Form of Opinion of Counsel on Sale of Receivables
Exhibit I-3                Form of Opinion of Counsel on Perfection of Security Interest
Exhibit I-4                Form of Opinion on New York Enforceability
Exhibit J                  Form of Servicer Annual Statement as to Compliance
Exhibit K                  Form of Assignment, Assumption and Recognition Agreement
Exhibit L                  Wire Instructions for the Purchaser
Exhibit M                  Form of Seller Disclosure
Exhibit N                  Form of Receivable Information, Historical Loss and Delinquency Data
Exhibit O                  Form of Blood Letter
Exhibit 9.01(b)(i)         Representations and warranties not required to be restated by The Huntington
                           National Bank pursuant to Section 9.01(b)(i)

Schedule 1                 Cumulative Net Loss Ratio
Schedule 2                 Form of Lost Note Affidavit
Schedule 9.01(b)           Representations and Warranties Required in Connection With Transfer
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          This is a Flow Purchase and Servicing Agreement (this "Agreement")
for various retail automobile and light duty truck loan and installment sale contracts, dated and effective as of May 31, 2004, and is executed between
Morgan Stanley Asset Funding, Inc., as purchaser (together with its successors and assigns, the "Purchaser"), and The Huntington National Bank, as seller and servicer (together with its permitted successors and assigns, in such capacities, the "Seller" and the "Servicer," respectively).

                              W I T N E S S E T H

          WHEREAS, the Purchaser and the Seller are parties to the Purchase Price and Terms Letter (such capitalized term and the other capitalized terms used herein having the meanings assigned thereto pursuant to Article I), pursuant to which the Purchaser has agreed to purchase from the Seller, and the Seller has agreed to sell to the Purchaser, (i) on the Closing Date the pool of retail automobile and light-duty truck loan and installment sale contracts constituting the Initial Receivables and (ii) on each subsequent Transfer Date occurring in July, August and September 2004, respectively, a pool of retail automobile and light-duty truck loan and installment sale contracts constituting Additional Receivables, in each case subject to the terms and conditions of this Agreement and the Purchase Price and Terms Letter;

          WHEREAS, the Purchaser desires for the Servicer to service the Receivables, and the Servicer is willing to service the Receivables, in the manner provided in this Agreement;

          WHEREAS, the Receivables being sold on the Closing Date have an aggregate Principal Balance on the applicable Cut-Off Date of $500,851,499.10, and each pool of Additional Receivables to be sold on any Transfer Date subsequent to the Closing Date is expected to have an aggregate Principal Balance of approximately $50,000,000;

          WHEREAS, each Receivable is (or prior to the applicable Transfer Date will be) secured by a first priority security interest in the related Financed Vehicle; and

          WHEREAS, the Purchaser, the Seller and the Servicer wish to prescribe the terms of sale of the Initial Receivables on the Closing Date and of Additional Receivables on each subsequent Transfer Date, the commitment of the Purchaser to buy and of the Seller to sell Additional Receivables on each Transfer Date subsequent to the Closing Date, and certain provisions governing the conveyance, servicing and control of the Receivables sold on each Transfer Date.

          NOW, THEREFORE, in consideration of the mutual agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:



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                                   ARTICLE I

                                  DEFINITIONS

          Section 1.01. Definitions. Whenever used herein, the following words and phrases, unless the content otherwise requires, shall have the following meanings:

          "ABS Informational and Computational Material" means (a) prior to the date on which the Commission promulgates Regulation AB in final form, (i) "computational materials", as that term is defined in the Commission staff's no-action letter dated May 20, 1994 addressed to Kidder, Peabody Acceptance Corporation I, Kidder, Peabody & Co. Incorporated and Kidder Structured Asset Corporation and made applicable to issuers and underwriters generally by the Commission in response to a request of the Public Securities Association dated May 24, 1994 or (ii) "ABS term sheets" or "collateral term sheets" as those terms are defined in the Commission staff's no-action letter dated February 20, 1995 addressed to the Public Securities Association; and (b) after the date on which the Commission promulgates Regulation AB in final form, "ABS informational and computational material" as that term is defined in 17 C.F.R.
Section 229.1101; provided, however, the Derived Information shall not be considered to control ABS Informational and Computational Material.

          "Additional Receivables" means Receivables that are sold to the Purchaser by the Seller on a Transfer Date other than the Closing Date in accordance with Section 2.01(a)(ii).

          "Affiliate" means, when used with reference to a specified Person, any Person that directly or indirectly controls or is controlled by or is under common control with the specified Person.

          "Agreement" means this Purchase and Servicing Agreement, including all schedules and exhibits hereto, as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms hereof.

          "Amount Financed" means, with respect to a Receivable, the amount advanced under the Receivable toward the purchase price of a Financed Vehicle and any related costs, including but not limited to, service warranties.

          "Applicable Law" means, with respect to any Person, all statutes, rules and regulations and orders of any Governmental Authority applicable to such Person.

          "Assignment" means an assignment of Conveyed Assets by the Seller to the Purchaser, dated as of the applicable Cut-Off Date, in substantially the form of Exhibit D-1 hereto (with respect to the Conveyed Assets relating to the Initial Receivables) or D-2 hereto (with respect to the Conveyed Assets relating to the Additional Receivables).

          "Assignment, Assumption and Recognition Agreement" means an agreement in substantially the form of Exhibit K hereto.

          "Bank" means HNB, in its capacity as Seller and Servicer hereunder.


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          "Barclays Facility" means the receivables financing facility established pursuant to (i) the asset purchase agreement, dated as of August 1, 2000, by and among the Seller, HNB 2000-B (Q) LLC and HNB I LLC, (ii) the asset purchase agreement, dated as of August 1, 2000, by and between the Seller and HNB 2000-B (NQ) LLC, (iii) the sale and servicing agreement, dated as of August 1, 2000, by and among Huntington Auto Trust 2000-B, HNB 2000-B
(Q) LLC, HNB 2000-B (NQ) LLC, the Seller, HNB I LLC and The Bank of New York and (iv) the indenture, dated as of August 1, 2000, by and between Huntington Auto Trust 2000-B and The Bank of New York.

          "Business Day" means any day other than (a) a Saturday or Sunday, or
(b) a day on which banking or savings and loan institutions in the States of New York or Delaware or the jurisdiction of the principal place of business of the Servicer are authorized or obligated by law or executive order to be closed.

          "Closing Date" means June 30, 2004.

          "Closing Documents" means the documents described in Section 2.04.

          "Collateral" means the Financed Vehicles and any other property securing a Receivable.

          "Collection Period" means, with respect to each Remittance Date, the calendar month preceding the month in which such Remittance Date occurs; provided, however, that in the case of the First Remittance Date the related Collection Period is the period commencing on the day immediately following the Initial Cut-Off Date, and ending on June 30, 2004.

          "Collections" means, with respect to each Receivable (without duplication) the following amounts received with respect to that Receivable:

          (i) all payments on account of interest and principal;

          (ii) all Liquidation Proceeds;

          (iii) all Insurance Proceeds (other than proceeds to be applied to the restoration or repair of the related Financed Vehicle or released to the related Obligor in accordance with the terms of the related Receivable);

          (iv) all GAP Amounts required to be remitted by the Seller pursuant to Section 4.06;

          (v) any Monthly Advances required to be paid by the Servicer pursuant to Section 5.03;

          (vi) any amounts payable in connection with the purchase or repurchase of such Receivable pursuant to this Agreement;

          (vii) any Deficiency Balance recoveries payable pursuant to Section 4.02(b);


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          (viii) any amount received by the Servicer in respect of a rebate of any unearned insurance premium, service warranty or other amount relating to a Financed Vehicle and financed in the contract for such Receivable; and

          (ix) any other amounts received by the Servicer in respect of a Receivable;

provided, that "Collections" does not include (A) any payments and proceeds (including Liquidation Proceeds and Insurance Proceeds) of any repurchased Receivable, the Receivables Repurchase Price of which has been included in the Collections in a prior Collection Period, (B) any Late Fees collected by and paid to the Servicer and (C) costs and expenses incurred by the Servicer for or on behalf of an Obligor (such as retitling costs) that such Obligor repays to the Servicer.

          "Collector" has the meaning assigned to such term in Section
4.02(b).

          "Commission" means the United States Securities and Exchange Commission or its successor.

          "Contract Rate" means, with respect to each Receivable, the annual rate of interest applicable to such Receivable stated in the applicable loan contract or installment sale contract.

          "Conveyed Assets" means all the right, title and interest of the Seller in, to and under each of the Receivables sold by the Seller to the Purchaser on any Transfer Date, including:

          (i) all interest, principal, and any other amounts received by the Seller on or with respect to each of the Receivables after the Cut-Off Date;

          (ii) the security interests in the Financed Vehicles granted by the Obligors pursuant to the Receivables and any other interest of the Seller in the Financed Vehicles;

          (iii) all other security interests or other property interests created by or constituting each Receivable and on any property that shall have secured the Receivable and that shall have been acquired by or on behalf of the Seller;

          (iv) all of the Seller's rights with respect to each Receivable and the documentation relating to the Receivables, including, without limitation, all rights under the VSI Policy with respect to such Receivable and the contents of each Receivable File, including, without limitation, all of the Seller's enforcement and other rights under the UCC and other Applicable Law;

          (v) rebates of premiums on insurance policies and all other items financed as part of the Receivables in effect as of the Cut-Off Date, including but not limited to, service warranties; and



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          (vi) all Servicing Rights with respect to, and all proceeds of and rights to enforce, any of the foregoing, including without limitation any Insurance Proceeds and Liquidation Proceeds.

          "Cram Down Loss" means, with respect to a Receivable, any loss resulting from an order issued by a court of appropriate jurisdiction in an insolvency proceeding that reduces the amount owed on a Receivable or otherwise modifies or restructures the scheduled payments to be made thereon. The amount of any such Cram Down Loss will equal the excess of (i) the Principal Balance of the Receivable immediately prior to such order over (ii) the Principal Balance of such Receivable as so reduced, modified or restructured.

          "Cumulative Net Loss Ratio" means, with respect to any Determination Date, a fraction (expressed as a percentage), the numerator of which is equal to (x) the sum of Net Liquidation Losses during the period from the related Cut-Off Date through and including the Collection Period immediately preceding such Determination Date plus (y) the Cram Down Losses that occurred during such period, and the denominator of which is equal to the aggregate Principal Balance of the Receivables as of the related Cut-Off Date.

          "Cut-Off Date" means, (i) with respect to the Closing Date, the Initial Cut-Off Date and (ii) with respect to each Transfer Date subsequent to the Closing Date, the close of business on the last day of the calendar month immediately preceding the month in which that Transfer Date occurs.

          "Dealer" means, with respect to any Receivable, each dealer that sold the related Financed Vehicle and that originated and/or assigned such Receivable to the Seller prior to the related Cut-Off Date under an existing Dealer Agreement.

          "Dealer Agreement" means the agreement between a Dealer and the Seller relating to the origination of, or assignment of, the related Receivables to the Seller and all documents and instruments relating thereto, as the same may be amended, supplemented or otherwise modified from time to time.

          "Defaulted Receivable" means, with respect to any Collection Period, a Receivable (a) which, at the end of such Collection Period, is deemed uncollectible by the Servicer in accordance with the Servicing Standard, (b) in respect of which the Servicer has repossessed the related Financed Vehicle and such Financed Vehicle has been liquidated during such Collection Period,
(c) in respect of which the Servicer has repossessed the related Financed Vehicle and has held such Financed Vehicle in its repossession inventory for 60 (sixty) days or more as of the last day of such Collection Period, (d) which becomes 120 days past due during such Collection Period and in respect of which the related Financed Vehicle is not in repossession inventory or (e) which becomes 180 days past due during such Collection Period.

          "Deficiency Balance" means the outstanding Principal Balance of a Defaulted Receivable remaining unpaid after all Liquidation Proceeds (including proceeds of sale or other disposition of the related Financed Vehicle) and Insurance Proceeds received with respect to such Defaulted Receivable have been applied to the reduction of such Principal Balance.



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          "Derived Information" means such portion, if any, of Seller
Information that is processed, manipulated or formatted by the Purchaser or any underwriter or initial purchaser prior to inclusion in a Prospectus or term sheet in any ABS Informational and Computations Material in such a manner that the substance or meaning of such information in the form in which it was disclosed in such Prospectus or term sheet is substantively different than the substance or meaning of the information in the form in which it was provided by the Bank.

          "Determination Date" means the fourth Business Day preceding a Remittance Date, or if such day is not a Business Day, the immediately preceding Business Day.

          "Event of Default" means any one of the conditions or circumstances enumerated in Section 11.01(a).

          "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

          "FDIC" means the Federal Deposit Insurance Corporation or any successor organization.

          "Financed Vehicle" means a new or used automobile or light-duty truck that secures a Receivable.

          "First Remittance Date" means July 12, 2004.

          "Fitch" means Fitch Ratings, a wholly-owned subsidiary of Fimalac S.A., together with its successors.

          "GAP Amount" means, with respect to any Receivable, the amount of the outstanding Principal Balance of such Receivable which Seller determines is required to be cancelled pursuant to HNB GAP in accordance with the terms of the related loan contract or installment sale contract, if the Obligor on such Receivable has purchased HNB GAP.

          "Governmental Authority" means the government of the United States of America or any political subdivision thereof, whether federal, state or local, and any agency, authority, corporation, instrumentality, regulatory body, court, administrative court or judge, central bank or other entity exercising executive, legislative, judicial, taxing, borrowing, regulatory or administrative powers or functions of or pertaining to government.

          "HNB" means The Huntington National Bank, a national banking association organized under the laws of the United States of America.

          "HNB GAP" means, with respect to any Receivable, HNB's debt cancellation plan pursuant to which some or all of the outstanding Principal Balance of a Receivable is required to be cancelled as and if provided under the terms of the contract or related documents for such Receivable.

          "Initial Cut-Off Date" means May 31, 2004.


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          "Initial Receivables" means Receivables that are sold to the
Purchaser by the Seller on the Closing Date in accordance with Section
2.01(a)(i).

          "Insurance Proceeds" means, with respect to any Receivable, proceeds of any insurance policy or service warranty related to such Receivable or the related Collateral, to the extent such proceeds are to be used to reduce the Principal Balance of such Receivable and are not to be applied to the restoration of the related Financed Vehicle or released to the Obligor in accordance with Applicable Law or the Servicing Standard. For the sake of clarity it is understood that HNB GAP is not an insurance policy and that payments under HNB GAP with respect to a Receivable are not Insurance Proceeds.

          "Interest Collections" means, with respect to any Receivable, that portion of Collections that are allocated or allocable to payment of interest on such Receivable in accordance with the Simple Interest Method and the terms of the related loan contract or installment sale contract.

          "Late Fees" means, with respect to any Receivable, any late fees, prepayment charges, extension fees, pass-a-payment fees, or other administrative fees or similar charges allowed by Applicable Law with respect to such Receivable.

          "Lien" means a security interest, lien, charge, claim, pledge, equity or encumbrance of any kind other than tax liens, mechanics' liens and any liens that attach to any Receivable by operation of Applicable Law.

          "Liquidation Proceeds" means, with respect to any Defaulted Receivable, cash (other than Insurance Proceeds) in excess of the costs of liquidation that is received in connection with the liquidation of a Defaulted Receivable, whether through the sale or assignment of such Receivable, trustee's sale or otherwise, including the sale or other disposition of the related Financed Vehicle.

          "Lost Note Affidavit" means an affidavit in substantially the form of Schedule 2 hereto.

          "Monthly Advance" means, with respect to any Receivable and any Remittance Date, the interest portion of each Monthly Payment that is delinquent with respect to such Receivable at the close of business on the last day of the Collection Period immediately preceding such Remittance Date that is required to be advanced by the Servicer pursuant to Section 5.03 on the Business Day immediately preceding such Remittance Date.

          "Monthly Payment" means the scheduled monthly payment of principal and interest on a Receivable that is payable by an Obligor under the related loan contract or installment sale contract.

          "Moody's" means Moody's Investors Service, Inc., and its successors.

          "Net Liquidation Losses" means, with respect to any Collection Period, the amount, if any, by which (a) the aggregate Principal Balance of all Receivables that became Defaulted Receivables during that Collection Period exceeds (b) the Liquidation Proceeds,



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Insurance Proceeds and any Deficiency Balance recoveries received during that
Collection Period.

          "Obligor" means the obligor or obligors on a Receivable.

          "Officer's Certificate" means a certificate signed by (a) the chairman of the board, the vice chairman of the board, the president, an executive vice president, a senior vice president, a vice president, an assistant vice president, the treasurer, the secretary or (b) two of the assistant treasurers and/or assistant secretaries of the Seller, and delivered to the Purchaser as required by this Agreement.

          "Opinion of Counsel" means a written opinion of counsel in form and substance acceptable to the Purchaser and its counsel.

          "Party or Parties" has the meaning assigned to such term in the recitals to this Agreement.

          "Person" means any individual, corporation, partnership, joint venture, limited liability company, joint venture, association, joint-stock company, trust, national banking association, unincorporated organization or Governmental Authority or any other entity.

          "Pool Delinquency Percentage" means, with respect to any Determination Date, the average for the three (3) preceding Collection Periods (or if prior to three (3) months from the Closing Date, the number of whole Collection Periods since the Closing Date) of a fraction (expressed as a percentage), the numerator of which is the aggregate Principal Balance of all Receivables that as of the end of the immediately preceding Collection Period are thirty (30) or more days delinquent (excluding Defaulted Receivables from such numerator), and the denominator of which is the aggregate Principal Balance of the Receivables as of the end of the immediately preceding Collection Period.

          "Prime Rate" means the prime rate announced to be in effect from time to time, as published as the average rate in The Wall Street Journal.

          "Principal Balance" means, with respect to any Receivable, as of the related date of determination on the last day of a Collection Period, the Amount Financed minus an amount equal to the sum, as of the close of business on the last day of the related Collection Period, of (i) that portion of all amounts received by the Servicer, from or on behalf of the related Obligor on or prior to such date and allocable to principal using the Simple Interest Method plus (ii) Cram Down Losses in respect of such Receivable.

          "Prospectus" means a prospectus (including a preliminary prospectus) and any amendment thereof or supplement thereto that in either case is included in a registration statement filed with the Commission under the Securities Act or that is filed pursuant to rule 424(b) promulgated by the Commission under the Securities Act and shall also include any Current Report on Form 8-K filed to provide information with respect to the Receivables after giving effect to any Additional Receivables that are securitized during a pre-funding period and any offering memorandum (including a preliminary offering memorandum) used in a


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Securitization relating to an offering that is exempt from the registration requirements of the Securities Act.

          "Purchase Price" means the purchase price for the Initial Receivables sold on the Closing Date as set forth in the Purchase Price and Terms Letter and the purchase price for the Additional Receivables determined in accordance with the Purchase Price and Terms Letter.

          "Purchase Price and Terms Letter" means the letter agreement dated as of June 30, 2004, between the Purchaser and the Seller, relating to the purchase of the Receivables by the Purchaser from the Seller on each Transfer Date, as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof

          "Purchaser" means Morgan Stanley Asset Funding, Inc., a corporation organized under the laws of Delaware, and its successors and permitted assigns.

          "Rating Agency" means Fitch, Moody's or Standard & Poor's and any other nationally recognized statistical credit rating agency rating any security issued in connection with any Securitization.

          "Receivable File" means, with respect to each Receivable:

          (i) the original loan contract or installment sale contract for such Receivable or a copy of the original loan contract or installment sale contract for such Receivable together with an affidavit of the Seller as to the original loan contract or installment sale contract for such Receivable;

          (ii) the original credit application fully executed by the Obligor or a photocopy thereof or a record thereof on a computer file or diskette or on microfiche;

          (iii) the original certificate of title, or if the original certificate of title is required to be held by the agency, department or office that issued such original certificate of title, a receipt thereof (which for Michigan and Arizona shall be in the form of RD-108 and for Kentucky shall be in the form of a "Lien Statement"), or such documents that the Servicer shall keep on file, in accordance with its customary standards, policies and procedures, evidencing the security interest of the Seller in the related Financed Vehicle;

          (iv) if the odometer reading of the Financed Vehicle at the time of sale to the Obligor is not listed on the certificate of title or the original credit application, the odometer statement; and

          (v) any and all other documents that the Servicer shall maintain on file in accordance with its customary procedures relating to a Receivable.

          "Receivable File Deficiency" has the meaning assigned to such term in Section 2.02(f).

          "Receivable Schedule" means (a) with respect to the Initial Receivables the schedule of retail automobile and light-duty truck loan and installment sale contracts annexed hereto as Exhibit A and (b) with respect to each transfer of Additional Receivables, the schedule of retail automobile and light-duty truck loan and installment sale contracts annexed to an Assignment, which, in either case, shall set forth the information listed on Exhibit B hereto with respect to each such loan contract and installment sale contract identified therein, and which shall be delivered in electronic form.

          "Receivables" means retail automobile and light-duty truck loan and installment sale contracts originated or to be originated by the Seller and sold on a Transfer Date.

          "Receivables Repurchase Price" means, with respect to a Receivable, the price to be paid by the Seller or the Servicer, as the case may be, in connection with the repurchase or purchase of such Receivable from the Purchaser, which price shall be determined as follows:

          (i) if the purchase or repurchase is to occur on or before the Reconstitution Date related to such Receivable, a price equal to (a) the product of (x) the remaining Principal Balance of the Receivable as of the last day of the Collection Period related to the Remittance Date on which the purchase or repurchase occurs times (y) the price (expressed as a percentage) at which the Purchaser purchased the Receivable from the Seller, plus (b) accrued interest on such outstanding Principal Balance at the Contract Rate from the date the Obligor on such Receivable last made a payment of interest through the last day of the Collection Period related to the Remittance Date on which the purchase or repurchase occurs, less (c) Monthly Advances which have not been reimbursed in accordance with this Agreement; and

          (ii) if the purchase or repurchase is to occur after the Reconstitution Date related to such Receivable, at the Repurchase Price.

          "Reconstitution Date" means each date on which any or all of the Receivables serviced under this Agreement shall be reconstituted as part of a Securitization or Whole Loan Transfer pursuant to Section 9.01 hereof. A Reconstitution Date shall be such date the Purchaser shall designate in writing to the Seller.

          "Regulation AB" means 17 C.F.R. Subpart 229.

          "Remittance Date" means the 11th day (or if such 11th day is not a Business Day, the first Business Day immediately preceding such date) of any month, beginning with the First Remittance Date.

          "Repurchase Price" means, with respect to each Receivable, a price equal to (a) the remaining Principal Balance of the Receivable as of the last day of the Collection Period related to the Remittance Date on which the purchase or repurchase occurs, plus (b) accrued interest on such outstanding Principal Balance of such Receivables at the Contract Rate from the date on which the Obligor on such Receivable last made a payment of interest through the last day of the Collection Period related to the Remittance Date on which the purchase or repurchase occurs, less (c) Monthly Advances in respect of such Receivable which have not been reimbursed in accordance with this Agreement.

          "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

          "Securitization" means the sale or transfer of some or all of the Receivables by the Purchaser, directly or through one or more Affiliates, to a special purpose trust or other entity that will issue asset-backed securities pursuant to a registration statement or is a transaction that is exempt from the registration requirements of the Securities Act.

          "Seller" means HNB and its permitted successors and assigns under this Agreement, as seller.

          "Seller Information" means, and is limited to, (i) the representations and warranties of the Bank and Seller contained in Section 3.01, (ii) all information and documentation relating to the Receivables that is included in the investor and Rating Agency due diligence files and any documents or information relating to the Receivables provided by the Seller or any of its affiliates to potential investors, including but not limited to legal, underwriting and servicing documents and information, (iii) the information about the Bank that is contained in Exhibit M or that is otherwise provided by the Bank specifically for use in the Prospectus and (iv) any computer diskettes, computer tapes, e-mail attachments and/or other electronic or electromagnetic media or any microfiche containing (A) the information contained in each Receivable Schedule, (B) information regarding the Receivables provided by the Bank to the Purchaser and the managing underwriter or initial purchaser and used in preparing ABS Informational and Computational Material or any Prospectus.

          "Servicemembers Civil Relief Act" means the Servicemembers Civil Relief Act, 50 U.S.C. App. ss.ss. 501-596, enacted on December 19, 2003, as amended, and the rules and regulations promulgated thereunder. This act supersedes the Soldiers' and Sailors' Civil Relief Act of 1940.

          "Servicer" means HNB, acting in its capacity as servicer and custodian of the Receivables hereunder on and after the Closing Date, unless a successor shall have been appointed pursuant to Section 13.01.

          "Servicer Annual Certification" has the meaning assigned to such term in Section 6.02.

          "Servicer Reports" has the meaning assigned to such term in Section 5.02.

          "Servicing Advances" means all customary, reasonable and necessary "out-of-pocket" costs and expenses other than Monthly Advances (including reasonable attorney's fees and disbursements) incurred in the performance by the Servicer of its servicing obligations hereunder, including, but not limited to, the cost of (a) repossessing a Financed Vehicle, (b) restoring and reconditioning a Financed Vehicle in preparation of such Financed Vehicle for auction, (c) any enforcement or judicial proceedings or (d) the sale or other disposition of repossessed Financed Vehicles.

          "Servicing Fee" means the amount of the per annum fee the Purchaser shall pay to the Servicer on each Remittance Date, which shall, for a period of one full month, be equal to one-twelfth of the product of (a) the Servicing Fee Rate and (b) the Principal Balance of the Receivables as of the first day of the prior Collection Period. Such fee shall be payable monthly.

          "Servicing Fee Rate" means 1.00% per annum.

          "Servicing Rights" means all rights relating to the servicing of the Receivables.

          "Servicing Standard" has the meaning assigned to such term in
Section 4.01(a).

          "Simple Interest Method" means the method of allocating a fixed level payment between principal and interest, pursuant to which (a) an amount equal to the product of the Contract Rate multiplied by the unpaid Principal Balance multiplied by the period of time (expressed as a fraction of a year, based on the actual number of days in the month and a 365-day year or, in the event of a leap year, a 366-day year) elapsed since the preceding payment was made is allocated to interest and (b) the remainder of such payment is allocable to late fees and charges, if any, and then to principal; provided, that with respect to Defaulted Receivables for which the Servicer disposes of or sells a Financed Vehicle, and the Liquidation Proceeds from the disposition of the Financed Vehicle do not equal the Principal Balance of such Receivable, the Servicer applies such Liquidation Proceeds, first to unpaid principal, second to interest and third to unpaid Late Fees.

          "Simple Interest Receivable" means any Receivable under which the portion of a payment allocated to interest and the portion allocable to principal is determined in accordance with the Simple Interest Method.

          "Six-Month Annualized Net Loss Ratio" means, with respect to any Determination Date, the average for the six (6) preceding Collection Periods (or if prior to six (6) months from the Closing Date, the number of whole Collection Periods since the Closing Date), of the product of 12 times a fraction (expressed as a percentage), the numerator of which is equal to the Net Liquidation Losses during the Collection Period plus the Cram Down Losses that occurred during the Collection Period, and the denominator of which is equal to the aggregate Principal Balance of the Receivables as of the first day of the Collection Period.

          "Standard & Poor's" means Standard & Poor's, a division of The McGraw-Hill Companies, Inc., and its successors.

          "Transfer Date" means (i) with respect to the Initial Receivables, the Closing Date and (ii) with respect to Additional Receivables to be sold in July 2004, August 2004 and September 2004, the date specified in the Assignment relating to the sale of such Additional Receivables.

          "Transfer Taxes" has the meaning assigned to such term in Section 3.01(b)(lviii).

          "UCC" means (i) with respect to matters relating to attachment of a security interest in and the choice of law governing perfection, the effect of perfection and non perfection and priority of a security interest in (a) the Conveyed Assets, the Uniform Commercial Code in effect in the State of New York or (b) any Financed Vehicle, the Uniform Commercial Code in effect in the State whose law governs the related loan or installment sale contract and (ii) with respect to the perfection or priority of a security interest, the effect of perfection and non-perfection and priority of the security interest, the Uniform Commercial Code of each jurisdiction whose law governs perfection, the effect of perfection and non-perfection and priority of the security interest in the Receivables as set forth in clause (i) above.

          "VSI Policy" means that certain "Ultimate Loss Insurance Blanket Single Interest Policy" issued by Ohio Indemnity Company to HNB and currently in force, together with all endorsements thereto.

          "Whole Loan Transfer" means any sale or transfer of some or all of the Receivables by the Purchaser to a third party, which sale or transfer is not a Securitization.

          Section 1.02 Other Definitional Provisions.

          (a) All terms defined in this Agreement shall have the defined meanings when used in any instrument governed hereby and in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.

          (b) As used in this Agreement, in any instrument governed hereby and in any certificate or other document made or delivered pursuant hereto or thereto, accounting terms not defined in this Agreement or in any such instrument, certificate or other document, and accounting terms partly defined in this Agreement or in any such instrument, certificate or other document to the extent not defined, shall have the respective meanings given to them under generally accepted accounting principles as in effect on the date of this Agreement or any such instrument, certificate or other document, as applicable. To the extent that the definitions of accounting terms in this Agreement or in any such instrument, certificate or other document are inconsistent with the meanings of such terms under generally accepted accounting principles, the definitions contained in this Agreement or in any such instrument, certificate or other document shall control.

          (c) The words "hereof," "herein," "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement; Section, Schedule and Exhibit references contained in this Agreement are references to Sections, Schedules and Exhibits in or to this Agreement unless otherwise specified; the term "including" shall mean "including without limitation"; and "or" shall include "and/or".

          (d) The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms.

          (e) Any agreement, instrument or statute defined or referred to herein or in any instrument or certificate delivered in connection herewith means such agreement, instrument or statute as from time to time amended, modified or supplemented and includes (in the case of agreements or instruments) references to all attachments thereto and instruments incorporated therein; references to a Person are also to its permitted successors and assigns.

          (f) Unless the context clearly requires otherwise, a reference to a Cut-Off Date or a Collection Period in relation to any date of determination shall be deemed to refer to the Cut-Off Date occurring on or immediately prior to such date of determination.

                                  ARTICLE II

       CONVEYANCE OF RECEIVABLES; POSSESSION OF RECEIVABLE FILES; BOOKS
                      AND RECORDS; DELIVERY OF DOCUMENTS

          Section 2.01 Conveyance of Receivables; Possession of Receivable Files; Maintenance of Receivable Files.

          (a) (i) Effective as of the Closing Date and subject to satisfaction of each of the conditions precedent set forth in Sections 2.03(c) and (d) and the execution, performance and delivery of each of the applicable closing documents set forth in Section 2.04, the Seller does hereby sell, transfer, assign, set over and convey to the Purchaser, without recourse, but subject to the terms of this Agreement, and the Purchaser hereby purchases the Conveyed Assets relating to the Initial Receivables.

          (ii) The Seller agrees to offer for sale and, upon satisfaction of each of the conditions precedent set forth in Section 2.03(c) and (d) and the execution, performance and delivery of each of the applicable closing documents set forth in Section 2.04, to sell to the Purchaser on the Transfer Date occurring in each calendar month of July 2004, August 2004 and September 2004 pursuant to a separate Assignment for each such Transfer Date, Additional Receivables with an aggregate outstanding principal balance (as of the applicable Cut-Off Date) of not less than $49,900,000 and not more than $50,000,000 per Transfer Date and the Purchaser commits, subject to satisfaction of each of the conditions precedent set forth in Sections 2.03(c) and the execution, performance and delivery of each of the applicable closing documents set forth in
     Section 2.04 with respect to such Transfer Date, to purchase all of the Additional Receivables so offered at the Purchase Price applicable to such Additional Receivables; provided, however that if the Seller is unable to deliver such entire amount of Additional Loans that satisfy the eligibility criteria the Purchaser shall purchase such Additional Loans as are delivered subject to the remedy provided for in Section 2.01(b)(i).

          (b) (i) In the event that the Seller fails, on any Transfer Date subsequent to the Closing Date, to deliver Additional Receivables in the principal amount set forth in Section 2.01(a)(ii), the Seller shall reimburse the Purchaser, as set forth in the Purchase Price and Terms Letter, for all reasonable hedging costs and actual out-of-pocket losses and expenses incurred by the Purchaser (with respect to such portion of required Additional Receivables not delivered) as a result of its commitment to purchase the Additional Receivables on such Transfer Date.

          (ii) In the event that the Purchaser fails to purchase any amount of Receivables offered by the Seller on any Transfer Date pursuant to
     Section 2.01(a)(ii) satisfying the eligibility criteria for purchase and for which all conditions precedent set forth herein, other than 2.03(d), have been satisfied, the Purchaser shall reimburse the Seller, as set forth in the Purchase Price and Terms Letter, for all reasonable hedging losses and actual out-of-pocket losses and expenses incurred by the Seller (with respect to such portion of required Additional Receivables not delivered) as a result of its commitment to sell the Additional Receivables on such Transfer Date.

          (c) Upon the sale of Receivables on any Transfer Date, the ownership of each Receivable thus sold, including the contents of the related Receivable File, and all rights, benefits, payments, proceeds and obligations arising from or in connection with any of the foregoing (but excluding all rights and obligations under any Dealer Agreement), shall be vested in the Purchaser, and the ownership of all records and documents with respect to such Receivable prepared by or which come into the possession of the Seller shall immediately vest in the Purchaser and shall be retained and maintained, in trust, by the Seller at the will of the Purchaser and for the benefit of the Purchaser, as the owner thereof, in a custodial capacity only. The sale of the Receivables by the Seller to the Purchaser on any Transfer Date will not constitute and is not intended to result in an assumption by the Purchaser of any obligation (other than the obligations set forth herein) of the Seller to the Dealers, the Obligors, the insurers or any other Person in connection with the Receivables, the Receivable Files or the other Conveyed Assets or any agreement, instrument or other document related thereto. The Servicer shall release its custody of the contents of any Receivable File only in accordance with Section 2.02(e).

          (i) It is the intention of the Seller and the Purchaser that the Seller convey good title to all of the Conveyed Assets being sold on a Transfer Date, free and clear of any liens or encumbrances, and that such Conveyed Assets shall not be treated as property of the Seller by the FDIC or other Governmental Authority acting as conservator or receiver of the Seller in a conservatorship, receivership, insolvency or other similar proceeding in respect of the Seller under the Federal Deposit Insurance Act, 12 U.S.C. Section 1811 et seq. or other Applicable Law. Further, it is not the intent of the Seller or the Purchaser that any such transfer and conveyance be deemed a grant by the Seller to the Purchaser of a security interest in any of the Conveyed Assets in order to secure a debt or other obligation of the Seller. However, in the event and to the extent that any or all of the Conveyed Assets are held or otherwise determined to have been property of the Seller or not to have been conveyed to the Purchaser in a true or absolute sale notwithstanding the intent of the Seller and the Purchaser, then the conveyance of the Conveyed Assets pursuant hereto shall also be deemed to be, and hereby constitutes, a first priority security interest which is hereby granted by the Seller to the Purchaser in the Conveyed Assets within the meaning of Article 9 of the UCC, securing a payment obligation incurred by the Seller in the amount paid by the Purchaser for the Conveyed Assets plus any other amounts incurred or owed as of the Closing Date and from time to time by the Seller to the Purchaser under this Agreement.

          (ii) The Seller has determined that the Seller's disposition of the Receivables pursuant to this Agreement will be afforded sale treatment for accounting and tax purposes and the Seller shall treat the disposition of the Receivables pursuant to this Agreement in a manner consistent with such determination. The sale of each Receivable shall be reflected on the Seller's balance sheet and other financial statements and income tax returns as a sale of assets by the Seller and the Purchaser shall treat the disposition of the Receivables hereunder as a sale for accounting and tax purposes.

          Section 2.02 Custody of the Receivables Files, Duties of Servicer as Custodian.

          (a) To assure uniform quality in servicing the Receivables and to reduce administrative costs, the Purchaser appoints the Servicer, and the Servicer accepts such appointment, to act for the benefit of the Purchaser as custodian of the Receivable Files for any Receivables that are sold to the Purchaser pursuant to this Agreement. To the extent that original documents are not required for purposes of realization of Liquidation Proceeds or Insurance Proceeds, as certified in an Officer's Certificate to the Purchaser, documents maintained by the Servicer may be in the form of microfilm or microfiche or such other reliable means of recreating original documents, including but not limited to, optical imagery techniques so long as the Servicer complies with the requirements of all Applicable Laws.

          (b) Each Receivable File shall be maintained by the Servicer at one of the locations specified in Exhibit C attached hereto or such other location in the United States as specified by the Servicer by written notice to Purchaser not later than ninety (90) days prior to any change in location. The Servicer shall make available to the Purchaser or its designee a current list of the locations of the Receivable Files upon written request. The Servicer shall maintain each Receivable File and make the Receivable Files available for inspection by any Purchaser or its designee without charge during normal business hours at the offices of the Servicer and shall permit any Purchaser or its designee to make copies of and obtain abstracts from the Receivable Files, in each case during the time the Purchaser retains ownership of a Receivable and thereafter in accordance with Applicable Law.

          (c) As custodian on behalf of the Purchaser, the Servicer shall act with reasonable care, using that degree of skill and attention that the Servicer exercises with respect to the Receivable Files relating to all comparable motor vehicle receivables that the Servicer services for itself or others. The Servicer shall conduct, or cause to be conducted, periodic internal audits of the Receivable Files held by it under this Agreement and of the related accounts, records and computer systems, in such a manner as shall enable the Purchaser to verify the accuracy of the Servicer's record keeping. The Servicer shall promptly report to the Purchaser any failure on its part to hold the Receivable Files and maintain its accounts, records and computer systems as herein provided and shall promptly take appropriate action to remedy any such failure. Nothing herein shall be deemed to require an initial review or any periodic review by the Purchaser of the Receivable Files.

          (d) In the event the Receivable Files held by the Servicer are destroyed due to fire or other casualty, the Servicer will bear the responsibility for (i) having new titles issued for each Financed Vehicle and providing printed copies of the destroyed title from the Servicer's imaging system which shall remain in the Receivable File until such new titles are received, (ii) replacing each Receivable (by printing a copy thereof held on the Servicer's imaging system), and (iii) creating a Lost Note Affidavit to accompany each replaced Receivable, certifying that the original Receivable was destroyed; provided, however, that in the event any additional document is needed in order to service the Receivable, the Servicer shall print a copy thereof from its imaging system. All costs incurred in connection with this clause (d) shall be paid by the Servicer and the Servicer shall indemnify the Purchaser for any losses suffered by the Purchaser as a result of the loss or destruction of the original Receivable Files.

          (e) Upon written instruction from the Purchaser, the Servicer shall release to the Purchaser any Receivable File relating to a Receivable that has not been repurchased by the Seller in accordance with the terms of this Agreement at such place or places as the Purchaser may designate, as soon as practicable (but in no event more than five (5) days after the date of such instruction) and the Purchaser shall reimburse the Servicer for its reasonable out-of-pocket expenses incurred in connection with any such delivery. Upon the release and delivery of any such document in accordance with the instructions of the Purchaser, the Servicer shall be released from any further liability and responsibility with respect to such documents and any other provision of this Agreement if the fulfillment of the Servicer's responsibilities is dependent upon possession of such documents, unless and until such time as such documents shall be returned to the Servicer. In no event shall the Servicer be responsible for any loss occasioned by the Purchaser's failure to return any Receivable File or any portion thereof in a timely manner. Any costs associated with the transfer of the Receivable Files in connection with this clause (e) and all fees and expenses incurred by the successor custodian as custodian pursuant to this clause (e) shall be paid by the Purchaser; provided, however, that in the event such transfer occurs after the occurrence of an event which, with the giving of notice or lapse of time or both, would become an Event of Default under Section 11.01(a), such costs shall be paid by the Servicer.

          (f) After the Closing Date, if any document or instrument listed as
(i) through (iv) in the definition of "Receivable File" is found by either the Purchaser or the Servicer to be defective (or missing) in any respect (a "Receivable File Deficiency") by either the Purchaser or the Servicer, such party shall promptly so notify the other party.

          Section 2.03 Closing. (a) The closing for the purchase and sale of the Initial Receivables shall take place at 10:00 a.m. (Eastern Time) on the Closing Date at the offices of Seller, or at such other place and/or time as the Purchaser and the Seller may reasonably agree as specified in the related Assignment.

          (b) The closing for the purchase and sale of Additional Receivables on any Transfer Date shall take place at such time and location as may be specified upon mutual agreement of the Seller and Purchaser in the related Assignment, but in no event later than the last Business Day of July 2004, August 2004 and September 2004, respectively.

          (c) Each closing shall be subject to each of the following conditions:

          (i) all of the representations and warranties under Section 3.01(a) and Section 3.03 of this Agreement shall be true and correct as of the applicable Transfer Date, and all of the representations and warranties under Section 3.01(b) of this Agreement shall be true and correct as of the applicable Transfer Date with respect to the Receivables being transferred on such Transfer Date or such other date as specified in such representation or warranty, and neither an Event of Default nor an event which, with notice or the passage of time, would constitute an Event of Default under this Agreement shall have occurred;

          (ii) the Purchaser shall have received, or the Purchaser's attorneys shall have received in escrow, all Closing Documents as specified in
     Section 2.04, in such forms as are agreed upon and acceptable to the Purchaser, duly executed by all signatories other than the Purchaser as required pursuant to the respective terms thereof;

          (iii) the Purchaser shall have received the Receivable Schedule for the Additional Receivables at least 14 days prior to the applicable Transfer Date.

          (iv) the results of the Purchaser's due diligence review with respect to the Receivables offered for sale on such Transfer Date, if any, shall have been satisfactory, in the sole determination of the Purchaser;

          (v) the Seller, at its own expense, on or prior to the applicable Transfer Date, shall have indicated in its computer files in accordance with its customary standards, policies and procedures, that the Receivables have been conveyed to the Purchaser pursuant to this Agreement; and

          (vi) all other terms and conditions of this Agreement shall have been complied with except to the extent waived in writing by the Purchaser.

          (d) Subject to the conditions set forth in Section 2.03(c), the Purchaser shall pay to the Seller on the each Transfer Date, by wire transfer of immediately available funds to the account designated by the Seller, the Purchase Price for the Receivables being sold on such Transfer Date.

          Section 2.04 Closing Documents.

          (a) With respect to the Initial Receivables, the Closing Documents shall consist of the following documents:

          (i) fully executed originals of this Agreement, dated as of the Cut-Off Date immediately preceding the Closing Date;

          (ii) fully executed originals of an Assignment with respect to the Initial Receivables, dated as of the Cut-Off Date immediately preceding the Closing Date;

          (iii) the Schedule of Receivables conveyed on the Closing Date;

          (iv) copies of the UCC-1 financing statements filed pursuant to
     Section 2.05 with respect to the Initial Receivables;

          (v) executed copies of the consent to sale and release of security interest specified in Section 2.06(f) with respect to the Initial Receivables;

          (vi) an Officer's Certificate of the Seller substantially in the form of Exhibit E attached hereto, including as an exhibit thereto, resolutions of the board of directors of the Seller approving this Agreement and the transactions contemplated hereunder; and

          (vii) Opinions of Counsel of the Seller, in the form of Exhibit I-1 through I-4 hereto.

          (b) With respect to any Transfer Date subsequent to the Closing Date, the Closing Documents shall consist of the following documents:

          (i) fully executed originals of an Assignment with respect to the Additional Receivables being transferred on such Transfer Date, dated as of the Cut-Off Date immediately preceding such Transfer Date;

          (ii) a Receivable Schedule with respect to the Additional Receivables being transferred on such Transfer Date, and with respect to the Transfer Date occurring in September 2004, a cumulative Receivables Schedule as of the Cut-Off Date immediately preceding such Transfer Date covering the Initial Receivables and all Additional Receivables, including those conveyed on such Transfer Date;

          (iii) copies of the UCC-1 financing statements filed pursuant to
     Section 2.05 and an Opinion of Counsel in the form of Exhibit I-3 with respect to the Additional Receivables offered for sale on that Transfer Date; and

          (iv) executed copies of the consent to sale and release of security interest specified in Section 2.06(f) with respect to the Additional Receivables offered for sale on that Transfer Date.

          Section 2.05 UCC-1 Financing Statements.

          (a) On or prior to each Transfer Date, the Seller shall file, at its own expense, a UCC-1 financing statement in each jurisdiction in which a financing statement is necessary to be filed under Section 9-301 of the UCC in order to perfect the transfer of a security interest in the Receivables being sold on such Transfer Date and sufficient under the UCC of each such jurisdiction to perfect the transfer, assignment and conveyance of a security interest in such Receivables to the Purchaser pursuant to this Agreement and the applicable Assignment. Each such financing statement shall name the Seller, as seller or debtor, and shall name the Purchaser, as purchaser or secured party, and shall contain a collateral description covering the applicable Conveyed Assets or such other description as may be approved by the Purchaser in such manner as is necessary to perfect the transfer, assignment and conveyance of a security interest in such Receivables to the Purchaser pursuant to this Agreement. The Seller shall deliver a file-stamped copy of each of such UCC-1 financing statements as soon as available following such filing.

          (b) Such UCC-1 financing statement shall contain a statement to the following effect: "A purchase of or security interest in any collateral described in this financing statement other than by the Purchaser will violate the rights of the Purchaser" and may describe the Conveyed Assets in the same manner as described herein or may contain an indication or description of collateral that describes such property as necessary, advisable or prudent to ensure the perfection of the security interest in the Conveyed Assets granted to the Purchaser, herein.

          (c) The Seller hereby authorizes the filing, by the Purchaser (at the Seller's expense), on or after each Transfer Date, of any financing statements or continuation statements, and amendments to financing statements, or any similar document in any jurisdictions and with any filing offices as the Purchaser may determine, in its sole discretion, are necessary or advisable to continue or maintain the perfection of the security interest granted to the Purchaser herein over the Receivables sold on that Transfer Date.

          Section 2.06 Protection of Right, Title and Interest. The Seller covenants and agrees with the Purchaser as follows:

          (a) The Seller shall file, at its own expense, such additional financing statements and cause to be filed such continuation statements as may be required by Applicable Law fully to preserve, maintain, and protect the first priority perfected security interest of the Purchaser in the Receivables and in the proceeds thereof, to the extent that the Purchaser has not done so pursuant to the authority granted to it pursuant to Section 2.05(c). The Seller shall deliver (or cause to be delivered) to the Purchaser file-stamped copies of, or filing receipts for, any document filed as provided in this clause (a), as soon as available following such filing.

          (b) The Seller shall not change its name, identity, or corporate structure in any manner that would, could, or might make any financing statement or continuation statement filed by the Seller in accordance with
Section 2.05 or clause (a) above seriously misleading within the meaning of
Section 9-506(b) of the UCC, unless the Seller shall have given the Purchaser at least five (5) days' prior written notice thereof and shall have promptly filed appropriate amendments to all previously filed financing statements or continuation statements. The Seller hereby authorizes the Purchaser to file any continuation statements or amendments to financing statements, or any similar document in any jurisdictions and with any filing offices as the Purchaser may determine, in its sole discretion, are necessary or advisable in connection with the perfection of the ownership interest granted to the Purchaser herein.

          (c) The Seller shall give the Purchaser at least ninety (90) days' prior written notice of (i) any relocation of its location specified in
Section 3.01(a)(xiv), or (ii) any change in its jurisdiction of organization, including the jurisdiction in which the Seller maintains its main office under its national banking association charter.

          (d) If at any time the Seller shall propose to sell, grant a security interest in, or otherwise transfer any interest in motor vehicle loan or installment sale contracts to any prospective purchaser, lender, or other transferee, all of the computer diskettes, tapes, records, or print-outs (including any restored from back-up archives) that are delivered to such prospective purchaser, lender or transferee, and that refer in any manner whatsoever to any Receivable that has been sold to the Purchaser, shall indicate that such Receivable has been conveyed to and is owned by the Purchaser.

          (e) The Seller shall provide the Purchaser with a schedule listing the loans, contracts or other property at least two Business Days prior to the addition by the Seller or any affiliate of the Seller of such loans, contracts or other property to the Barclays Facility, which such schedule shall contain a list and description of such loans, contracts or other property in sufficient detail to permit the Purchaser to determine that such loans, contracts or other property are not Conveyed Assets.

          (f) The Seller shall obtain from the Federal Reserve Bank of Cleveland on or prior to each Transfer Date a consent to sale and release of its security interest in the Receivables being sold on each Transfer Date.

          (g) Except as provided herein, the Seller will not sell, pledge, assign or transfer any Conveyed Asset to any Person, or grant, create, incur, assume or suffer to exist any Lien on any interest therein, and the Seller shall defend the right, title, and interest of the Purchaser in, to and under such Conveyed Assets against all claims of third parties claiming through or under the Seller.

          (h) Immediately following a Transfer Date, the Purchaser, or its designee, shall have a right to access the location of the Receivable Files set forth on Exhibit C hereto for the purpose of (x) stamping each Receivable File to reflect the purchase of the related retail loan or installment sale contract by the Purchaser on such Transfer Date and its transfer to its permitted assigns and (y) for the purpose of reviewing the Receivable Files to determine the completeness of the Receivables File. The Purchaser shall complete the process of stamping and reviewing the Receivable Files as soon as reasonably practicable and shall pay its own or third party expenses associated with such activities. The Servicer shall take no action to remove, alter or obliterate the stamp placed on the contract to show the ownership of the Receivable by the Purchaser unless such Receivable has been released pursuant to the terms of this Agreement.

                                 ARTICLE III

              REPRESENTATIONS AND WARRANTIES REMEDIES AND BREACH

          Section 3.01 Bank and Seller Representations and Warranties.

          (a) The Bank makes the following representations and warranties to the Purchaser as of the date of this Agreement, or the Closing Date and on each subsequent Transfer Date, and the Purchaser relies thereon in entering into this Agreement, accepting the Initial Receivables and committing to purchase Additional Receivables:

          (i) Due Organization and Qualification. The Bank (A) is duly organized and validly existing as a national banking association under the laws of the United States of America, (B) is in good standing under such laws and (C) is duly qualified to transact business and is in good standing in each jurisdiction in the United States of America in which the conduct of its business or the ownership of its property requires such qualification. The Bank is an insured depository institution under the provisions of the Federal Deposit Insurance Act, 12 U.S.C. Sections 1811-1831 and the Bank's status as an insured depository institution has not been terminated under the provisions of Section 8 of the Federal Deposit Insurance Act, 12 U.S.C. Section 1818.

          (ii) Power and Authority; Due Authorization; Enforceability. The Bank has full power and authority to convey and assign the Receivables and to perform its obligations under this Agreement and has duly authorized such sale and assignment to the Purchaser and the performance of its obligations under this Agreement by all necessary action. The Agreement has been duly authorized, executed and delivered by the Bank and constitutes the legal, valid, binding and enforceable obligation of the Bank except as the same may be limited by insolvency, bankruptcy, reorganization or other laws relating to or affecting the enforcement of creditors' rights or by general equity principles.

          (iii) No Violation. The Bank is not in default under any indenture, mortgage, deed of trust, loan agreement, guarantee, lease financing agreement or similar agreement or instrument to which the Bank is a party, as borrower or guarantor, and the consummation of the transactions contemplated by this Agreement, and the fulfillment of the terms hereof, will not conflict with or result in a breach of any of the terms or provisions of, or constitute (with or without notice or lapse of time or both) a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of the Bank pursuant to the terms of, any such indenture, mortgage, deed of trust, loan agreement, guarantee, lease financing agreement or similar agreement or instrument, in each case where such a default, conflict or breach would materially and adversely affect the performance by the Bank of its obligations under this Agreement and the consummation of the transactions contemplated by this Agreement; and the fulfillment of the terms hereof will not result in any violation of the provisions of the organizational documents of the Bank.

          (iv) No Proceedings. No legal or governmental proceedings are pending to which the Bank is a party or of which any property of the Bank is the subject, and no such proceedings are threatened or contemplated by Governmental Authorities or threatened by others, other than such proceedings which will not have a material adverse effect upon the general affairs, financial position, net worth or operations of the Bank and its subsidiaries considered as a whole and will not materially and adversely affect the performance by the Bank of its obligations under, or the validity and enforceability of, this Agreement.

          (v) Ordinary Course of Business. The consummation of the transactions contemplated by this Agreement are in the ordinary course of business of the Seller, and the transfer, assignment and conveyance of the Receivables by the Bank pursuant to this Agreement are not subject to the bulk transfer or any similar statutory provisions in effect in any applicable jurisdiction.

          (vi) Licenses and Approvals. The Bank has obtained all the licenses and approvals necessary for the conduct of Bank's business in the jurisdictions where the failure to do so would materially and adversely affect its performance of its obligations under this Agreement or render any of the Receivables unenforceable.

          (vii) Ability to Perform. The Bank has the facilities, procedures and experienced personnel necessary for the servicing of retail motor vehicle loan and installment sale contracts of the same type as the Receivables in accordance with the Servicing Standard. The Bank does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every one of its obligations under this Agreement.

          (viii) No Consent Required. The Bank is not required to obtain the consent of any other Person, or any consent, license, approval or authorization or registration or declaration with, any Governmental Authority in connection with the execution, delivery or performance of this Agreement, including, without limitation, the sale of the

     Receivables by the Bank pursuant to this Agreement, except for such as have been obtained, effected or made or will be obtained on or prior to the Closing Date.

          (ix) No Litigation Pending. There is no action, suit, proceeding or investigation pending or, to the Bank's knowledge, threatened against the Bank or any of its Affiliates which, if determined adversely against the Bank, would materially adversely affect the sale of any of the Receivables to the Purchaser, or the execution, delivery or enforceability of this Agreement, or draw into question the validity of this Agreement or any of the Receivables or have a material adverse effect on the financial condition of the Bank or the Bank's ability to perform its obligations under the terms of this Agreement.

          (x) No Untrue Information. Neither this Agreement nor any statement, report or other document furnished or to be furnished in writing by the Bank pursuant to this Agreement or in connection with the transactions contemplated hereby contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary to make such statement, document or report not misleading.

          (xi) Solvency. Immediately prior to and after the transfer of the Receivables by the Bank to the Purchaser, the Bank was solvent, had reasonably adequate capital to carry on its business and the Bank will not be made insolvent by the transfer of the Receivables. The Bank is not, and, with the passage of time, does not expect to become, insolvent or bankrupt, and no liquidation of the Bank is contemplated.

          (xii) No Fraudulent Conveyance. The transfer of the Receivables by the Bank to the Purchaser has a legitimate business purpose and was not designed to hinder, delay or defraud creditors of the Bank or impair any of their rights or interests. The Bank received reasonably equivalent value and fair consideration for its transfer to the Purchaser of the Receivables.

          (xiii) Ordinary Banking Transaction. The transfer of the Receivables by the Bank to the Purchaser pursuant to this Agreement has been approved by the board of directors of the Bank, which approval is reflected in the records of such board. The Bank shall maintain a record of this Agreement in its official records for purposes of Sections 11(d)(9), 11(n)(4)(I) and Section 13(e) of the Federal Deposit Insurance Act, as amended.

          (xiv) Location. The "location" of the Bank within the meaning of
     Section 9-307 of the UCC is the State of Ohio.

          (b) The Seller makes the following representations and warranties on the Closing Date with respect to each Initial Receivable and shall be deemed to repeat the following representations and warranties on each subsequent Transfer Date with respect to each Additional Receivable being sold to the Purchaser on such Transfer Date on which the Purchaser relies in accepting the Initial Receivables and committing to purchase Additional Receivables; provided, however, that the representations and warranties contained in the clauses (xix), (xliv), (l), (liii), (liv), (lvii), (lxi) and (lxiv) shall be made with respect to Receivables being sold on the applicable Transfer Date taken as a whole (to the extent that any such clause refers to such Receivables as a whole). The following representations and warranties speak as of the Closing

Date (or such other date specified below) with respect to the Initial Receivables and speak as of the applicable Transfer Date (or such other date specified below) with respect to Additional Receivables being transferred on such Transfer Date. Such representations and warranties shall survive the transfer, assignment and conveyance of the Receivables to the Purchaser and any subsequent assignment and transfer in connection with a Securitization or Whole Loan Transfer:

          (i) Schedule of Receivables. As of the Cut-Off Date immediately preceding the Transfer Date, the information set forth in the Receivable
     Schedule is true and correct and was consistent in all respects with the underlying computer file and includes each item of information on the Receivables described in Exhibit B hereto.

          (ii) Title. Immediately prior to the applicable Transfer Date: (A) such Receivable had not been sold, assigned, or pledged by the Seller to any Person; (B) the Seller had good and marketable title to such Receivable free and clear of all Liens; and (C) the Seller was the sole owner of such Receivable and had full right to sell the Receivable to the Purchaser and upon the sale thereof to the Purchaser, the Purchaser will have good and marketable title thereto and will own such Receivables free and clear of any Liens or rights of others. Upon consummation of the transactions contemplated hereby, the Purchaser has a valid and perfected first priority security interest in such Receivable and all proceeds thereof, free and clear of all Liens and rights of others.

          (iii) Security Interest in Financed Vehicle. Immediately prior to the applicable Transfer Date, the Seller had a valid and enforceable first priority security interest (as defined in the applicable UCC of any applicable jurisdiction) in the related Financed Vehicle (except (i) to the extent that such Receivable shall have been repaid in full (or within $25 thereof) and the related security interest released before the applicable Transfer Date but after the Cut-Off Date immediately preceding such Transfer Date or (ii) to the extent that any court of competent jurisdiction has stayed the enforcement of or otherwise taken any action within its equitable powers to adversely affect any security interest pursuant to rights granted to the Obligor under the Servicemembers Civil Relief Act or any similar law providing such relief to military personnel) and such interest has been duly perfected and is prior to all other Liens and is enforceable as such as against all other creditors of and purchasers from the Obligor (except, as to priority, for any lien for unpaid taxes or any liens that, by statute, may be granted priority over previously perfected security interests) and the Seller has the full right to assign such security interest to the Purchaser.

          (iv) Assignment of Security Interest in Financed Vehicle. On and after the applicable Transfer Date, there shall exist, in favor of the Purchaser, a valid, subsisting, and enforceable first priority perfected security interest in the related Financed Vehicle except (i) to the extent that after the Cut-Off Date and prior to the applicable Transfer Date, such Receivable shall have been repaid in full (or within $25 thereof) and the related security interest released before the applicable Transfer Date but after the Cut-Off Date immediately preceding such Transfer Date or (ii) to the extent that any court of competent jurisdiction has stayed the enforcement of or otherwise taken any action within its equitable powers to adversely affect any security interest pursuant to rights granted to the Obligor under the Servicemembers Civil Relief Act or any similar law providing such relief to military personnel.

          (v) Perfection of Security Interest in Financed Vehicle. If such Receivable was originated in a state in which notation of a security interest on the certificate of title is required or permitted in order to perfect the security interest in the related Financed Vehicle, the certificate of title for such Financed Vehicle shows the Seller as the sole holder of a security interest in such Financed Vehicle. If such Receivable was originated in a state in which the filing of a financing statement is required under the UCC to perfect a security interest in the related Financed Vehicle, such filings have been duly made and show the Seller as the sole holder of a first priority security interest in such Financed Vehicle, and in either case the Purchaser following purchase of the Receivable has the same rights as the Seller has or would have (if the Seller were still the owner of such Receivable) against the Obligor and all creditors of the Obligor claiming an interest in such Financed Vehicle.

          (vi) All Filings Made. All filings, including, without limitation, the filing of financing statements under the UCC of any applicable jurisdiction, required to be made by any Person and actions required to be taken or performed by any Person in any jurisdiction to give the Purchaser a first priority perfected lien on, or ownership interest in, such Receivable and the proceeds thereof have been made, taken or performed.

          (vii) Receivable Files. The Seller is in possession of a complete set of the contents of the related Receivable File described in items (i) through (iv) of the definition of "Receivable File".

          (viii) Location of Receivable Files. The Receivable File with respect to such Receivable is kept at one or more of the locations listed in Exhibit C hereto.

          (ix) Sale of Receivable. Such Receivable has not been sold, transferred, assigned, pledged or otherwise conveyed by the Seller to any Person other than the Purchaser and the Seller acquired title to such Receivable in good faith, without notice of any adverse claim.

          (x) Lawful Assignment. Such Receivable was not originated in, and is not subject to the laws of, any jurisdiction the laws of which would make unlawful, void or voidable any sale, transfer and assignment of such Receivable by the Seller under or as contemplated by this Agreement, including any repurchase in accordance with this Agreement. The Seller has not entered into any agreement with the Obligor on such Receivable that prohibits, restricts or conditions the assignment of all or part of such Receivable.

          (xi) Marking of Servicer Computer Files. As of the applicable Transfer Date, the Servicer, has clearly and unambiguously marked its computer files and any other applicable electronic records to indicate that such Receivable has a unique identification code (as set forth in Section 6.05(a)) that is reflected on the records of the Servicer and on the applicable Receivable Schedule hereto as being owned by the Purchaser.

          (xii) No Notices. No notices of, or consent with respect to, the sale of the Receivable are required to be made to, or received from, the Obligor on such Receivable under any Applicable Law or under any document or instrument in the related Receivable File.

          (xiii) No Liens. There is no lien against the related Financed Vehicle for delinquent taxes. To the best of the Seller's knowledge, as of the Cut-Off Date immediately preceding the Transfer Date no liens or claims have been filed for work, labor, or materials relating to the related Financed Vehicle that are liens prior to, or equal with, the security interest created by such Receivable and in the Financed Vehicle.

          (xiv) Compliance with Law. (A) The origination and acquisition of such Receivable, and the sale of the Financed Vehicle securing such Receivable, where applicable, complied, at the time it was made, in all respects with Applicable Law and the servicing of such Receivable complies in all respects with Applicable Law and (B) the sale of such Receivable by the Seller to the Purchaser and the agreement of the Seller to pay to the Purchaser GAP Amounts as required hereunder complies in all respects with Applicable Law.

          (xv) Doing Business. The Seller is, and each Person that has had any interest in such Receivable prior to the applicable Transfer Date, whether as a Dealer or otherwise, are (or, during the period in which any Dealer acted as Dealer or held and disposed of such interest were) (A) in compliance with any and all applicable licensing requirements of the Applicable Laws of the state where the Receivable was originated and with any other Applicable Laws, or (B) is otherwise exempt, except in each instance to the extent that the failure to comply with such licensing requirements would have no effect on the ability of the Purchaser to enforce the Receivable or the ability of the Servicer to discharge its obligations under this Agreement.

          (xvi) Original Copies. There is only one original executed copy of each Receivable and such original and the related certificate of title, does not have any marks or notations indicating that it has been pledged, assigned or otherwise conveyed to any Person other than the Seller (except as to notations required under the terms of this Agreement).

          (xvii) Form of Contract. The contract evidencing such Receivable is substantially similar to one of the Seller's standard form retail motor vehicle loan contracts or retail motor vehicle installment sale contracts attached hereto as Exhibit F (and each Receivable originated in Pennsylvania is evidenced by a retail motor vehicle loan contract), except for immaterial modifications or deviations therefrom in accordance with Applicable Law which will not have a material adverse effect on the Purchaser and will not reduce the scheduled payments thereunder or other payments due under such Receivable.

          (xviii) Dealer. Such Receivable was originated by a Dealer located in the United States of America to finance the retail sale of a Financed Vehicle in the ordinary course of such Dealer's business, has been fully and properly executed by each of the parties thereto whose signature is required, and such Receivable either was made directly by the Seller or was acquired by the Seller directly from the Dealer in the ordinary course of business and validly assigned to the Seller by the Dealer pursuant to a Dealer Agreement.

          (xix) Underwriting and Documentation Standards. Such Receivable was originated by a Dealer in accordance with the Seller's underwriting and documentation standards as in effect at the time such Receivable was originated, and the Seller has delivered to the Purchaser true and complete copies of all such underwriting standards.

          (xx) No Fraud. To the best of the Seller's knowledge, no material error, omission, misrepresentation, negligence or fraud in respect of such Receivable has taken place on the part of any Person (including any Dealer) in connection with the origination, acquisition, servicing or sale of such Receivable.

          (xxi) Compliance with Terms. The Seller has duly fulfilled all obligations to be fulfilled on the Seller's part under or in connection with the origination, acquisition and disposition of such Receivable.

          (xxii) Servicing and Collection Practices. Prior to the applicable Transfer Date, the servicing and collection practices used with respect to such Receivable have been consistent with the Seller's servicing and collection policies and procedures as in effect since the date of the origination of such Receivable.

          (xxiii) No Seller Defaults. There are no material breaches or defaults by the Seller in complying with the terms of such Receivable.

          (xxiv) No Defenses. No Receivable is subject to any right of rescission, set-off, counterclaim or defense, including defenses arising out of violations of usury laws, the Truth in Lending Act or any other Applicable Law, and no such right or defense has been asserted or threatened with respect to the unpaid principal or interest due under such Receivable, nor will the operation of any of the terms of such Receivable, or the exercise of any right under any of the foregoing, render such Receivable unenforceable, in whole or in part, or subject such Receivable to any right of rescission, set-off, counterclaim or defense, including the defense of usury or any defense under or arising as a result of a claim under or involving the Truth in Lending Act or any other Applicable Law and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto.

          (xxv) Full Disbursement of Proceeds. As of the applicable Transfer Date, the proceeds of each Receivable were fully disbursed, and there is no requirement for future advances thereunder, and all fees and expenses in connection with the origination of such Receivable have been paid.

          (xxvi) Enforceability. Such Receivable contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the related Financed Vehicle of the benefits of the security.

          (xxvii) Original Terms Unmodified. The terms of such Receivable have not been impaired, waived, altered or modified in any respect, except as in accordance with the Servicer's collection and servicing policies in effect prior to the applicable Transfer Date or as required by Applicable Law (including but not limited to the Servicemembers Civil Relief Act or similar laws).

          (xxviii) Entire Agreement. To the best of the Seller's knowledge, such Receivable constitutes the entire agreement between the Seller and the related Obligor.

          (xxix) Binding Obligation. To the best of the Seller's knowledge, such Receivable represents the genuine, legal, valid, and binding payment obligation of the related Obligor, enforceable by the holder thereof in accordance with its terms subject to the effect of bankruptcy, insolvency, reorganization, or other similar laws affecting the enforcement of creditors' rights generally, including the Servicemembers Civil Relief Act or similar laws.

          (xxx) Receivable in Force. Such Receivable has not been satisfied, canceled, subordinated or rescinded, in whole or in part, and the related Financed Vehicle has not been released from the lien of the Receivable, in whole or in part, nor has any instrument been executed that would effect any such release, cancellation, subordination or rescission, except as any of the foregoing may have occurred after the Cut-Off Date immediately preceding the applicable Transfer Date in accordance with the Servicer's collection and servicing policies and procedures as then in effect and except (i) for such Receivables that have been repaid in full (or within $25 thereof) after such Cut-Off Date and prior to the applicable Transfer Date or (ii) to the extent that any court of competent jurisdiction has stayed the enforcement of or otherwise taken any action within its equitable powers to adversely affect any security interest or modified, or the Seller has modified, the Receivable pursuant to rights granted to the Obligor under the Servicemembers Civil Relief Act or any similar law providing such relief to military personnel.

          (xxxi) Payments; No Obligor Defaults. As of the Cut-Off Date immediately preceding the applicable Transfer Date (or in the case of the Initial Receivables, as of June 18, 2004), except for payment defaults continuing for a period of less than thirty (30) days, (A) (x) all payments required to be made have been made and (y) no payment under such Receivable has been more than sixty (60) days delinquent and (B) (i) there is no default, breach, violation or event of acceleration existing under such Receivable and no event which, with the passage of time or with notice or with both, would constitute a default, breach, violation or event of acceleration under such Receivable, (ii) the Seller has not waived any such default, breach or violation or event of acceleration other than waivers made in the ordinary course of business in accordance with the Seller's policies and procedures for the servicing and collection of such loans, (iii) neither the Seller nor the related Obligor has suspended or reduced any payments or obligations due or to become due thereunder by reason of a default by the other party to such Receivable, (iv) there are no proceedings pending, or to the best of the Seller's knowledge, threatened, asserting insolvency of the related Obligor and there has been no previous default on such Receivable that resulted in repossession of the related Financed Vehicle and (v) there are no proceedings pending, or to the best of the Seller's knowledge, threatened, wherein the related Obligor or any governmental agency has alleged that such Receivable is illegal or unenforceable.

          (xxxii) Monthly Payments. Such Receivable provides for level monthly payments that fully amortize the amount financed by maturity and yield interest at the Contract Rate; provided that the payment in the first monthly period and the last monthly period of such Receivable may be different but in no event more than twice the amount of the level payment.

          (xxxiii) Prepayment. Such Receivable provides for an amount due on prepayment that fully pays the Principal Balance of such Receivable and includes any accrued and unpaid interest due on the date of prepayment at the applicable Contract Rate pursuant to the related retail loan or installment sale contract.

          (xxxiv) Insurance Coverage. The Obligor with respect to each Receivable is required pursuant to the terms of the related Receivable to obtain insurance covering the Financed Vehicle insuring against loss and damage due to fire, theft, collision and other risks generally covered by comprehensive and collision insurance coverage and each Financed Vehicle is covered by the VSI Policy.

          (xxxv) No Other Delinquencies. The primary borrower under the Receivable is not the primary borrower under any other motor vehicle loan or installment sale contract owing to the Seller that is thirty (30) or more days contractually delinquent at the Cut-Off Date.

          (xxxvi) No Other Defaults. The primary borrower under the Receivable is not the primary borrower under a motor vehicle loan or installment sale contract owing to the Seller under which a payment default has occurred and has not been fully cured.

          (xxxvii) No Adverse Selection. No selection procedures believed to be adverse to the Purchaser have been utilized in selecting such Receivables from those motor vehicle loan and installment sale contracts which meet the criteria contained in this Agreement.

          (xxxviii) Chattel Paper. Such Receivable constitutes "tangible chattel paper" as defined in the UCC.

          (xxxix) Origination. Such Receivable (A) was originated in the United States of America and (B) is payable in U.S. dollars.

          (xl) Servicemembers. The applicable Receivable Schedule reflects any interest rate relief allowed to any Obligor on such Receivable under the Servicemembers Civil Relief Act as of the Cut-Off Date immediately preceding the applicable Transfer Date.

          (xli) No Government Obligor. The Obligor under such Receivable is not, and such Receivable is not due in whole or in part from, the United States of America or any

     State or political subdivision thereof, or from any agency, department or instrumentality of the United States of America or any State or political subdivision thereof.

          (xlii) Obligor Social Security Number. Such Receivable lists a social security number for the Obligor under such Receivable, and such social security number is a non-business social security number.

          (xliii) Obligor FICO Score. The Obligor under such Receivable had a FICO score of at least 600 as of the origination date of such Receivable. As of each Transfer Date subsequent to the Closing Date the FICO score criteria of Additional Receivables sold on such subsequent Transfer Date is as set forth as such in the Assignment for such subsequent Transfer Date and the percentage of Obligors under such Additional Receivables being sold on the Transfer Date hereof by Principal Balance with FICO scores (a) from 600 to 639 does not exceed 0.20%, (b) from 640 to 669 does not exceed 3.50%, (c) from 670 to 699 does not exceed 15.00% and (d) 740 and above is not less than 45%.

          (xliv) Geographic. No Receivable was originated in Maryland and, as of the Cut-Off Date immediately preceding the applicable Transfer Date, no Obligor under a Receivable has a current billing address in Maine. As of the Cut-Off Date immediately preceding the Closing Date 31.98%, 16.33%, 12.35%, 10.22%, 10.15%, 6.12% and 5.57% of the Initial
     Receivables (based on principal balance and the Obligor's current mailing address in the Servicer's records as of such Cut-Off Date) were located in Ohio, Kentucky, Indiana, Florida, Michigan, Georgia and Tennessee, respectively, and no other state had a concentration of Receivables greater than or equal to 5.0% of the aggregate Principal Balance of the Receivables as of such Cut-Off Date. As of each Transfer Date subsequent to the Closing Date the geographic concentration of Additional Receivables sold on such subsequent Transfer Date is as set forth as such in the Assignment for such subsequent Transfer Date and the percentage of Obligors under such Additional Receivables being sold on the Transfer Date hereof by Principal Balance with a current billing address in (A) Ohio, does not exceed 40%, (B) each of Kentucky, Indiana, Florida and Michigan does not exceed 19.0%, (C) each of Arizona, Georgia and Tennessee does not exceed 8.0% and (D) any state, other than the states listed in clauses (A), (B) and (C) above, does not exceed 2.0%.

          (xlv) No Bankruptcy. As of the Cut-Off Date immediately preceding the applicable Transfer Date (or in the case of the Initial Receivables, as of June 18, 2004), the Seller has not received notice that the Obligor under such Receivable has filed for bankruptcy, and to the best of the Seller's knowledge, as of such Cut-Off Date (or in the case of the Initial Receivables, as of June 18, 2004), the Obligor under such Receivable is not in bankruptcy or similar proceedings.

          (xlvi) No Extensions. The number or timing of scheduled payments on such Receivable has not been changed on or before the Cut-Off Date immediately preceding the applicable Transfer Date, except as reflected on the Receivables Schedule, and any such change was consistent with the Servicer's collection and servicing policies as in effect prior to such Cut-Off Date.

          (xlvii) Application of Funds. The scheduled payments on such Receivable are applicable only to payment of principal of and interest on such Receivable and not to the payment of any insurance premiums (although the proceeds of the extension of credit on such Receivable may have been used to pay insurance premiums).

          (xlviii) No Substitution. The Obligor under such Receivable does not have the unilateral right to substitute, exchange or add any Financed Vehicle under such Receivable.

          (xlix) Receivable Not Assumable. Such Receivable is not assumable by another Person in a manner that would release the related Obligor from such Obligor's obligations to the Seller with respect to such Receivable.

          (l) Principal Balance. As of the Cut-Off Date immediately preceding the applicable Transfer Date, (A) such Receivable has a remaining Principal Balance of not less than $1,000 and not more than $75,000, (B) with respect to each Transfer Date subsequent to the Closing Date, the average original Principal Balance of such Additional Receivables does not exceed $21,000, (C) with respect to the Closing Date, the aggregate Principal Balance of Initial Receivables being sold on the Closing Date was $500,851,499.10 and (D) with respect to each Transfer Date subsequent to the Closing Date, the aggregate Principal Balance of Additional Receivables sold on such subsequent Transfer Date was in the amount set forth as such in the Assignment for such subsequent Transfer Date.

          (li) Simple Interest Receivables. Such Receivable is a Simple Interest Receivable.

          (lii) Date of Origination. Such Receivable has an origination date on or after November 30, 2003, and if such Receivables is an Additional Receivable on or after April 30, 2004.

          (liii) Original Maturity of Receivable. Such Receivable has an original term to scheduled maturity of not less than 24 months and not greater than 84 months. The percentage of Receivables by Principal Balance with original terms greater than 60 and 72 months is (a) with respect to the Closing Date, 67.10% and 6.51%, respectively, and (b) with respect to each Transfer Date subsequent to the Closing Date, the percentage set forth as such in the Assignment for such subsequent Transfer Date which does not exceed 68% and 7%, respectively.

          (liv) Remaining Maturity of Receivable. As of the Cut-Off Date immediately preceding the applicable Transfer Date, such Receivable has a remaining maturity of not less than 3 months and not greater than 84 months. As of the Cut-Off Date immediately preceding the applicable Transfer Date, the percentage of (a) Initial Receivables by Principal Balance with remaining terms greater than 72 months is 6.49% and (b) Additional Receivables sold on each Transfer Date subsequent to the Closing Date by Principal Balance with remaining terms greater than 72 months is the percentage set forth as such in the Assignment for such subsequent Transfer Date.

          (lv) Contract Rate. As of the Cut-Off Date immediately preceding the applicable Transfer Date, such Receivable has a Contract Rate that is a fixed rate of interest fixed for the term of the Receivable that is not less than 2.00% and not greater than 19.800%.

          (lvi) First Scheduled Payment. Each Receivable has a first scheduled due date on or after November 7, 2003, in the case of Initial Receivables, and on or after April 30, 2004, in the case of Additional Receivables, and in each case has had its first scheduled payment made. With respect to each Receivable, a payment book, which directs the Obligor to make all scheduled payments to the Seller has been sent to the related Obligor (or to one of them if there is more than one Obligor).

          (lvii) Certain Additional Characteristics of Financed Vehicles. (A) Approximately 55.04% of the aggregate Principal Balance of the Initial Receivables as of the Cut-Off Date immediately preceding the Closing Date represents Receivables that finance new automobiles and light-duty trucks and 44.96% of the aggregate Principal Balance of the Initial Receivables as of such Cut-Off Date represents Receivables that finance used automobiles and light-duty trucks; (B) approximately 45.88% of the Financed Vehicles with respect to the Initial Receivables are new automobiles and light-duty trucks and approximately 54.12% of the Financed Vehicles with respect to the Initial Receivables are used automobiles and light-duty trucks; (C) with respect to the Additional Receivables, the percentage of Financed Vehicles which are used automobiles and light-duty trucks does not exceed 45%; (D) approximately 27% of the Initial Receivables are Receivables with respect to which the Obligor has obtained HNB GAP coverage in accordance with the related contract; and (E) no Receivable finances more than one Financed Vehicle. The characteristics set forth in clauses (A), (B) and (D) in the foregoing sentence with respect to Additional Receivables for each Transfer Date subsequent to the Closing Date are as set forth as such in the Assignment for such subsequent Transfer Date.

          (lviii) Transfer Taxes. The sale, transfer, assignment and conveyance of such Receivable by the Seller pursuant to this Agreement is not subject to and will not result in any tax, fee or governmental charge payable by the Seller or the Purchaser to any federal, state or local government ("Transfer Taxes") other than Transfer Taxes which have been paid by Seller or will be paid by the Seller as and when due. In the event the Purchaser receives actual notice of any Transfer Taxes arising out of the transfer, assignment and conveyance of the Receivables, on written demand by the Purchaser, or upon the Seller's otherwise being given notice thereof by the Purchaser, the Seller shall pay, and otherwise indemnify and hold the Purchaser harmless, on an after-tax basis, from and against any and all such Transfer Taxes (it being understood that the Purchaser shall have no obligation to pay such Transfer Taxes).

          (lix) No Fleet Sales. Such Receivable has not been included in a "fleet" sale (i.e., a sale to any single Obligor of more than seven Financed Vehicles by a single Dealer).

          (lx) No Foreign Obligor. The Obligor on such Receivable is a citizen, or legal resident alien, of the United States of America.

          (lxi) Seasoning. As of the Cut-Off Date immediately preceding the Closing Date, the weighted average number of months since the initial installment due date for the Initial Receivables is at least 3 months; as of the Cut-Off Date immediately preceding each Transfer Date subsequent to the Closing Date, the weighted average number of months since the initial installment due date for the Additional Receivables sold on such subsequent Transfer Date is as set forth as such in the Assignment for such subsequent Transfer Date.

          (lxii) No Advances. No advances have been made to the Obligors on any Receivable by, or on behalf of, the Seller in order to meet any representation or warranty herein set forth.

          (lxiii) No Consumer Leases. No Receivable constitutes a "consumer lease" under either (a) the UCC as in effect in the jurisdiction whose law governs the Receivable or (b) the Consumer Leasing Act, 15 U.S.C.
     Section 1667.

          (lxiv) LTVs. As of each Transfer Date subsequent to the Closing Date the LTVs of Additional Receivables sold on such subsequent Transfer Date is as set forth as such in the Assignment for such subsequent Transfer Date and the percentage of Additional Receivables being sold on the Transfer Date hereof by Principal Balance with an LTV in excess of 125% does not exceed 9%.

          (lxv) Weighted Average Contract Rate. As of each Transfer Date subsequent to the Closing Date the weighted average Contract Rate of Additional Receivables sold on such subsequent Transfer Date is greater than or equal to 5.75%.

          Section 3.02 Repurchase.

          (a) It is understood and agreed that the representations and warranties set forth in Section 3.01 shall survive the sale of the Receivables to the Purchaser and shall inure to the benefit of the Purchaser, and the Purchaser's permitted successors and assigns, notwithstanding any restrictive or qualified endorsement on any Receivable or other document or instrument in the Receivable Files or the examination or failure to examine any Receivable File; provided, however, that in no event shall any such representation be deemed to have been made as of a date later than the latest date as of which such representation is specified to be made pursuant to the applicable provision of Section 3.01. Upon discovery by the Seller or the Purchaser of a breach of any of the representations and warranties set forth in Section 3.01, the Party discovering such breach shall give prompt written notice to the other.

          (b) Within sixty (60) days of the earlier of either discovery by, or notice to, the Seller of any breach of a representation or warranty set forth in Section 3.01(b) with respect to a Receivable or of any Receivable File Deficiency, (i) the Seller shall use its best efforts promptly to cure such breach in all material respects and (ii) if such breach cannot be cured, the Seller shall, at the Purchaser's option, repurchase such Receivable at the Receivable Repurchase Price. If such breach of a representation or warranty is curable and the Seller shall have timely commenced such cure or remedy but notwithstanding its due and diligent efforts, the remedy or cure shall not be capable of cure within such sixty
(60) day period, the Seller shall, upon receipt of written consent by the Purchaser, have up to two additional thirty (30) day periods to effectuate the cure (up to an aggregate total of 120 days) so long as it is acting in good faith to effectuate such cure. In the event that a breach shall involve any representation or warranty set forth in Section 3.01(b), and such breach cannot be cured within a maximum of 120 days of the earlier of either discovery by, or notice to, the Seller of such breach (or within sixty (60) or ninety (90) days, if the applicable extension was not granted by the Purchaser), the affected Receivable shall, at the Purchaser's option, be repurchased by the Seller at the Receivables Repurchase Price. Any repurchase of a Receivable pursuant to the foregoing provisions of this Section 3.02 shall be accomplished by payment to the Purchaser or its successors and assigns of the Receivable Repurchase Price on the Remittance Date for the month following the date of the repurchase, after deducting therefrom any amount received in respect of such repurchased Receivable and being held by the Servicer for future distribution for application in accordance with
Section 5.01. Solely for purposes of determining whether a breach of the representation and warranty set forth in Section 3.01(b)(xx), (xxviii) and
(xxix) has occurred that gives rise to the obligations of the Seller pursuant to this Section 3.02, the issue of whether the Seller had knowledge of the facts giving rise to such breach, shall, notwithstanding the terms of Section 3.01(b)(xx), (xxviii) and (xxix), be disregarded.

          (i) At the time of repurchase of a Receivable, the Purchaser and the Seller shall arrange for the reassignment of the repurchased Receivable to the Seller. In the event of a repurchase of a Receivable, the Seller shall give written notice to the Purchaser and the Servicer that such repurchase has taken place and the Receivable Schedule shall be amended to reflect the withdrawal of the repurchased Receivable from the terms of this Agreement. Upon repurchase by the Seller, a repurchased Receivable is not, and shall not be considered, a Receivable for purposes of this Agreement.

          (ii) It is understood and agreed that the obligations of the Seller set forth in this Section 3.02 to cure or repurchase a defective Receivable as provided in this Section 3.02 constitute the sole remedy of the Purchaser for a breach of the representations and warranties set forth in Section 3.01(b) with respect to a Receivable or for any Receivable File Deficiency, except the provisions of Section 10.01(B) shall also be available to the Purchaser to the extent they are applicable.

          (iii) Any cause of action against the Seller relating to or arising out of the breach of any representations and warranties made in Section
     3.01 shall accrue as to any Receivable upon demand upon the Seller by the Purchaser for compliance with this Agreement.

          Section 3.03 Purchaser Representations and Warranties.

          (a) The Purchaser makes the following representations and warranties to the Seller as of the date of this Agreement, as of the Closing Date and as of each Transfer Date on which the Seller relies in selling the Initial Receivables and offering for sale the Additional Receivables:

          (i) Due Organization and Qualification. The Purchaser (A) is a corporation, duly organized and validly existing under the laws of the State of Delaware, (B) is in good standing under such laws and (C) is duly qualified to transact business and is in good standing in each jurisdiction in the United States of America in which the conduct of its business or the ownership of its property requires such qualification.

          (ii) Power and Authority; Due Authorization; Enforceability. The Purchaser has full power and authority to purchase the Receivables and to perform its other obligations under this Agreement and has duly authorized such purchase and the performance of its obligations under this Agreement by all necessary action. The Agreement has been duly authorized, executed and delivered by the Purchaser and constitutes the legal, valid, binding and enforceable obligation of the Purchaser, except as the same may be limited by insolvency, bankruptcy, reorganization or other laws relating to or affecting the enforcement of creditors' rights or by general equity principles.

          (iii) No Violation. The Purchaser is not under default under any indenture, mortgage, deed of trust, loan agreement, guarantee, lease financing agreement or similar agreement or instrument to which the Purchaser is a party as borrower or guarantor, and the consummation of the transactions contemplated by this Agreement, and the fulfillment of the terms hereof, will not conflict with or result in a breach of any of the terms or provisions of, or constitute (with or without notice or lapse of time or both) a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of the Purchaser pursuant to the terms of, any indenture, mortgage, deed of trust, loan agreement, guarantee, lease financing agreement or similar agreement or instrument under which the Purchaser is a debtor or guarantor, nor will such action result in any violation of the provisions of the organizational documents of the Purchaser.

          (iv) No Proceedings. No legal or governmental proceedings are pending to which the Purchaser is a party or of which any property of the Purchaser is the subject, and no such proceedings are threatened or contemplated by Governmental Authorities or threatened by others, other than such proceedings which will not have a material adverse effect upon the general affairs, financial position, net worth or results of operations (on an annual basis) of the Purchaser and its subsidiaries considered as a whole and will not materially and adversely affect the performance by the Purchaser of its obligations under, or the validity and enforceability of, this Agreement.

          (v) No Litigation Pending. There is no action, suit, regulatory or other proceeding of any kind pending or, to the Purchaser's knowledge, threatened against or materially affecting the Purchaser or the properties of the Purchaser before any Governmental Authority which, if determined adversely to the Purchaser, would adversely affect the Purchaser's ability to execute, deliver and perform its obligations under this Agreement.

          (vi) No Untrue Information. Neither this Agreement nor any statement, report or other document furnished or to be furnished by the Purchaser in writing pursuant to this Agreement or in connection with the transactions contemplated hereby contains or will contain any untrue statement of material fact or omits or will omit to state any material fact necessary to make such statement, document or report not misleading.


          (vii) Solvency. Immediately prior to and after the transfer of the Receivables by the Seller to the Purchaser on each Transfer Date, the Purchaser was solvent. The Purchaser is not, and, with the passage of time, does not expect to become, insolvent or bankrupt, and no liquidation of the Purchaser is contemplated.

          (viii) Location. The address of the Purchaser is as listed in
     Section 13.05.

          (ix) Investment Representations:

               (I) The Purchaser is a sophisticated investor and its decision to purchase the Receivables was based on its own independent expert evaluation of all information and other materials deemed relevant by the Purchaser. The Purchaser considers itself a substantial, sophisticated institutional investor having such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of investment in the Receivables.

               (II) the Purchaser understands that the Receivables have not been registered under the Securities Act or the securities laws of any state.

               (III) the Purchaser is acquiring the Receivables for its own account only and not for any other Person or for the account of any other Person.

          (x) No Broker. The Purchaser has not employed or used a broker in connection with the transaction contemplated herein.

          (b) It is understood and agreed that the representations and warranties set forth in Section 3.03 shall survive the sale of the Receivables to the Purchaser and shall inure to the benefit of the Seller. Upon discovery by the Purchaser or the Seller of a breach of any of the representations and warranties set forth in Section 3.03, the Party discovering such breach shall give prompt written notice to the other.

                                  ARTICLE IV

                  ADMINISTRATION AND SERVICING OF RECEIVABLES

          Section 4.01 Servicer.

          (a) From and after the Closing Date, the Servicer, as an independent contractor, shall manage, service, administer and make Collections on the Receivables and perform the other actions required by the Servicer under this Agreement. The Servicer's duties include, but are not limited to, collection and posting of all payments, responding to inquiries of the Obligors on such Receivables, investigating delinquencies, sending payment coupons to Obligors, reporting tax information to Obligors, monitoring the Conveyed Assets, accounting for Collections, preparing tax forms required by any federal, state or local tax authority, if any, furnishing the Servicer Reports and annual statements required pursuant to Sections 5.02 and

6.03 and making Monthly Advances pursuant to Section 5.03. The Servicer will service the Receivables in accordance with the servicing standard set forth in Exhibit H or, in the event that Exhibit H does not specify a standard with respect to a particular servicing function, in accordance with its usual and customary procedures consistent with the procedures employed by institutions that service motor vehicle retail installment contracts or motor vehicle installment loan notes for their own account or for the account of third parties (the foregoing, the "Servicing Standard").

          (b) The Servicer may, in accordance with the Servicing Standard, grant extensions on a Receivable with respect to a Receivable for which the related Obligor is delinquent for failure of payment. The Servicer shall not grant more than one (1) extension on such Receivable in any calendar year and not more than three (3) extensions on any such Receivable and shall not extend the date for the final payment by any Obligor of any Receivable beyond October 2011, unless the Servicer shall promptly purchase such Receivable in the manner provided in Section 6.01(b). As necessary to maximize collections on the Receivables and in accordance with its Servicing Standards, the Servicer may in its discretion waive any Late Fees that may be collected in the ordinary course of servicing a Receivable. The use of a pass-a-payment coupon shall not be considered an extension on a Receivable pursuant to this Section 4.01(b).

          (c) Without limiting the generality of the foregoing, the Servicer is hereby authorized and empowered, to execute and deliver on behalf of itself and the Purchaser, all instruments of satisfaction or cancellation, or of partial or full release, discharge and all other comparable instruments, with respect to the Receivables and Financed Vehicles. If the Servicer commences a legal proceeding to enforce a Receivable, the Purchaser will thereupon be deemed to have automatically assigned, solely for the purpose of collection, such Receivable to the Servicer. If in any enforcement suit or legal proceeding it shall be held that the Servicer may not enforce a Receivable on the ground that it is not a real party in interest or a holder entitled to enforce the Receivable, the Servicer may, with the prior written approval of the Purchaser, maintain such enforcement suit or legal proceeding in the name of the Purchaser or an affiliate. If reasonably required by the Servicer, the Purchaser shall furnish the Servicer, with any powers of attorney and other documents necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties under this Agreement.

          (d) The Servicer shall, consistent with the Servicing Standard, take such steps as are necessary to maintain perfection of the security interest created by each Receivable in the related Financed Vehicle in favor of the Purchaser and its successors and assigns. The Servicer is hereby authorized to take such steps as are necessary to re-perfect such security interest on behalf of the Purchaser and its successors and assigns in the event of the relocation of the related Financed Vehicle, or for any other reason. Notwithstanding the foregoing, (i) the Servicer, shall have no obligation to audit the perfection or re-perfection of security interests in the Financed Vehicles; and (ii) the Seller shall have no obligation to perfect or re-perfect unless it is aware that perfection or re-perfection is necessary.

          (e) Except as permitted by the Servicing Standard, the Servicer shall not (i) release the Financed Vehicle securing each Receivable from the security interest granted by such Receivable in whole or in part except in the event of payment in full by or on behalf of the

Obligor thereunder or repossession, (ii) impair the rights of the Purchaser in the Receivables, (iii) change the Contract Rate with respect to any Receivable, or (iv) modify the Principal Balance or the total number of originally scheduled due dates of any Receivable.

          (f) The Servicer shall comply with Applicable Law in connection with the satisfaction of a Receivable and the release of Receivable Files.

          (g) The Servicer or the Purchaser, as the case may be, shall promptly inform the other party, in writing, upon the discovery of any breach by the Servicer of Section 4.01(b), (d) or (e). If such breach is curable and the Servicer shall have timely commenced such cure but notwithstanding its due and diligent efforts, the breach shall not be capable of cure within sixty
(60) days of the earlier of either discovery by or notice to the Servicer of such breach, the Servicer shall, upon receipt of written consent by the Purchaser, have up to two additional thirty (30) day period to effectuate the cure (up to an aggregate total of 120 days) so long as it is acting in good faith to effectuate such cure. If such cure is not effectuated after 120 days (or within sixty (60) or ninety (90) days, if the applicable extension was not granted by the Purchaser), the Servicer shall purchase the Receivable affected by such breach at the Receivable Repurchase Price by deposit of the Receivable Repurchase Price on the next Remittance Date. The sole remedy of the Purchaser with respect to a breach pursuant to Section 4.01(b), (d) or (e) shall be limited to the purchase of Receivables in accordance with this clause (g) and the indemnification provisions set forth in Section 10.01. The provisions of this Section 4.01(g) shall be subject to Section 11.01(e).

          (h) The Servicer and the Purchaser each agree that, should any Governmental Authority with bank regulatory powers find that the terms of this Agreement relating to the servicing of the Receivables constitute an unsafe and unsound condition with respect the Servicer, and such Governmental Authority notifies the Servicer of such finding, then the Seller and the Purchaser shall negotiate in mutual good faith to correct any such deficiencies and to bring this Agreement into compliance with Applicable Law.

          Section 4.02 Realization of Receivables.

          (a) In the event that any payment due under any Receivable is not paid when the same becomes due and payable, or in the event the related Obligor fails to perform any other covenant or obligation under the Receivable and such failure continues beyond any applicable grace period, the Servicer shall take such action as (i) it would take under similar circumstances with respect to a similar motor vehicle retail installment contract or motor vehicle installment loan note held for its own account for investment, (ii) shall be consistent with Servicing Standard, and (iii) it shall determine prudently to be in the best interest of Purchaser. In connection herewith, the Servicer shall from its own funds make all necessary and proper Servicing Advances, subject to reimbursement pursuant to Section 4.04(c)(ii); provided, however, that the foregoing shall not be construed to require Servicer to undertake repossession, restoration or preservation of any Financed Vehicle, unless the Servicer shall determine (x) that such preservation, restoration and/or repossession will increase the proceeds of liquidation of the Receivable to Purchaser after reimbursement to itself for such expenses and
(y) that expenses in connection with such repossession, restoration or repossession will be recoverable either through Liquidation Proceeds or through Insurance Proceeds.

          (b) In connection with any Deficiency Balance, the Servicer in accordance with the Servicing Standards will (A) (i) pursue collection of the deficiency for a period of no more than 120 days, which may be extended an additional 60 days if, in the Servicer's reasonable judgment such extension will maximize recovery of the Deficiency Balance and then (ii) refer the related account to (x) its routinely preferred third party collector or (y) such other third party collector as approved by the Purchaser (the entity hired pursuant to clause (x) or (y), the "Collector"), which will pursue collection of such Deficiency Balance; or (B) refer the related account directly to the Collector as provided in (A)(ii) above, if, in the Servicer's reasonable judgment referral of such account to the Collector will maximize recovery of the Deficiency Balance. In the event the Servicer refers the related account to the Collector, the Servicer shall no longer remain obligated or be liable to any other party for the collection of such Receivable. The Servicer shall, in accordance with Section 5.01, remit to the Purchaser any amounts collected by it or remitted to it by the Collector (from which the Collector may net a portion of the Collector's costs, expenses and other charges not to exceed an amount equal to 40% of the recovery amount prior to deducting such costs, expenses and charges) in regards to such Deficiency Balance.

          (c) A Cram Down Loss will be deemed to have occurred at the end of the Collection Period in which the Servicer enters the Cram Down Loss into its computer system (and the Servicer shall make such entry within two Business Days after it has received actual notice of the order giving up to a Cram Down
Loss).

          Section 4.03 Commingling of Collections Related to the Receivables.

          (a) For so long as the Servicer's short term senior unsecured debt rating remains A-1 (by S&P) and P-1 (by Moody's) or better, the Servicer shall be permitted to commingle all Collections relating to the Receivables received in the immediately preceding Collection Period with its own corporate funds.

          (b) In the event the Servicer's short term ratings fall below A-1 (by S&P) and P-1 (by Moody's), as the case may be, the Servicer shall within five (5) calendar days of such ratings downgrade deliver all Collections in its possession relating to the Receivables to an account designated by the Purchaser. Thereafter, the Servicer shall remit to the account so designated all Collections relating to the Receivables within two (2) Business Days of receipt thereof. Amounts in such account with respect to a Collection Period shall remain on deposit therein until the related Remittance Date and the Purchaser agrees that it shall cause to be remitted to the Servicer on each Remittance Date, solely from Collections deposited in such account, amounts which the Servicer is entitled to receive or retain for itself (in respect of fees, reimbursement of expenses or advances or otherwise) in accordance with the terms of this Agreement.

          Section 4.04 Permitted Retention of Collections by the Servicer.

          (a) As compensation for its services hereunder, the Servicer shall be entitled to retain from the interest portion of Monthly Payments collected or the interest portion of Liquidation Proceeds received on the Receivables the amount of its Servicing Fee. To the extent the interest portions are insufficient to pay the full amount of the Servicing Fee in a particular month, the Servicer shall be entitled to retain the interest portions of Monthly Payments collected and Liquidation Proceeds received in subsequent months to recover the unpaid portion. The Servicing Fee shall be payable monthly. As additional servicing compensation, the Seller shall be entitled to receive all Late Fees with respect to the Receivables serviced pursuant to this Agreement and all interest accrued on any funds held by the Servicer constituting Collections of any of the Receivables.

          (b) The Servicer shall pay all expenses incurred by it in connection with its servicing activities hereunder and shall not be entitled to reimbursement thereof except to the extent specifically provided for herein.

          (c) On each Remittance Date, the Servicer shall retain amounts that constitute Collections on the Receivables for the following purposes:

          (i) to reimburse itself out of aggregate Interest Collections for Monthly Advances of the Servicer's funds made pursuant to Section 5.03.

          (ii) to reimburse itself for unreimbursed Servicing Advances; provided that such reimbursement with respect to any Receivable shall be limited to Liquidation Proceeds, Insurance Proceeds and Deficiency Balance recoveries with respect to such Receivable.

          (iii) to reimburse itself out of aggregate Interest Collections for unpaid Servicing Fees.

          Section 4.05 Errors and Omissions Insurance. The Servicer, shall maintain, at its own expense, an errors and omissions insurance policy on all officers, employees or other persons acting in any capacity with regard to the Receivables to handle funds, money, documents and papers relating to the Receivables, which policy shall protect and insure the Servicer, against losses, including forgery, theft, embezzlement, fraud, errors and omissions and negligent acts of such persons. Such errors and omissions insurance policy shall also protect and insure the Servicer, against losses in connection with the release or satisfaction of a Receivables without having obtained payment in full of the indebtedness secured thereby. No provision of this Section 4.05 requiring such errors and omissions insurance shall diminish or relieve the Servicer from its duties and obligations as set forth in this Agreement. Notwithstanding the foregoing, such errors and omission policy may have a deductible consistent with prudent corporate practice. Nothing in the preceding sentence shall limit any of the Servicer's indemnification obligations under this Agreement.

          Section 4.06 Remittance of HNB GAP Amounts.

          (a) The Seller shall handle all claims of Obligors in connection with HNB GAP for any Receivable. Notwithstanding any other provision of this Agreement, if Seller determines that all or some portion of the Principal Balance of a Receivable is required to be cancelled pursuant to HNB GAP in effect for such Receivable, Seller shall so notify Servicer, and Servicer shall take the appropriate steps to reduce the Principal

Balance of such Receivable by the GAP Amount, and such reduction shall not be a violation of any other provision of this Agreement. On the day on which the Seller determines that all or some portion of the Principal Balance of a Receivable is required to be cancelled pursuant to HNB GAP in effect for such Receivable, the Seller shall remit to Servicer an amount equal to the GAP Amount to be applied to such Receivable and the Servicer shall hold such amount in accordance with Section 4.03, and shall remit such amount to Purchaser on such Remittance Date, or as otherwise required by Section 4.03.

          (b) The Purchaser agrees that it shall have no right to collect from any Obligor the amount of any GAP Amount determined by Seller to be applicable to any Receivable, and that Purchaser shall not, on its own or through any agent, attempt to collect any GAP Amount from any Obligor. Seller agrees that the indemnification provisions of Article X of this Agreement shall apply to any claim by any Obligor against Purchaser, or its successors or assigns, with respect to HNB GAP.

                                  ARTICLE V

                             PAYMENTS TO PURCHASER

          Section 5.01 Remittances.

          (a) On each Remittance Date, the Servicer, shall remit by wire transfer of immediately available funds to the Purchaser at the wire transfer instructions set forth on Exhibit L (or as otherwise directed by the Purchaser from time to time in writing) all amounts constituting Collections on Receivables for the related Collection Period, as determined on the related Determination Date (net of amounts retained pursuant to Sections 4.04 as of such date).

          (b) With respect to any remittance received by the Purchaser after the Business Day on which such payment was due, the Servicer, shall pay to the Purchaser interest on any such late payment at an annual rate equal to the Prime Rate, adjusted as of the date of each charge, plus two percentage points, but in no event greater than the maximum amount permitted by Applicable Law. Such interest shall be paid by the Servicer, to the Purchaser on the date such late payment is made and shall cover the period commencing with the Business Day on which such payment was due and ending with the Business Day on which such payment is made, both inclusive. Such interest shall be remitted along with the distribution payable on the next succeeding Remittance Date. The payment by the Servicer of any such interest shall not be deemed an extension of time for payment or a waiver of any Event of Default by the Servicer.

          Section 5.02 Servicer Reports.

          (a) By no later than the First Remittance Date, the Seller shall be required to deliver to the Purchaser a copy of each monthly remittance report (collectively, the "Servicer Reports") listed in Exhibit G-1 and each Servicer Report shall be substantially in the applicable form set forth in Exhibit G-2 and be satisfactory to the Purchaser.

          (b) On each Determination Date, the Servicer shall provide to the Purchaser each of the Servicer Reports listed in Exhibit G-1 attached hereto, with respect to Collections for the preceding Collection Period, in hard copy or electronic format as mutually agreed by the Servicer and the Purchaser and each Servicer Report shall contain a certification from an Officer of the Servicer regarding the accuracy of the information contained therein.

          Section 5.03 Monthly Advances by Servicer. On each Remittance Date, the Servicer shall remit from its own funds or from amounts held for future distribution an amount equal to the interest portion of all Monthly Payments that were (i) due on the Receivables during the applicable Collection Period and that were delinquent at the close of business on the last day of the Collection Period immediately preceding such Remittance Date or (ii) not due during the applicable Collection Period because payment in the Collection Period was deferred by the Servicer (including for this purpose, any extension made in connection with a pass-a-payment coupon). Any amounts held for future distribution used in the manner provided in the preceding sentence shall be reimbursed by the Servicer on or before any future Remittance Date, if funds available on such Remittance Date shall be less than payments required to be made to the Purchaser on such Remittance Date. Notwithstanding the foregoing, the Servicer shall not be permitted to make any Monthly Advances pursuant to this Section 5.03 from amounts held for future distribution, and instead shall be required to make all Monthly Advances from its own funds, unless the Servicer shall have a long-term credit rating of at least "A" by Standard & Poor's and "A2" by Moody's. The Servicer's obligation to make such Monthly Advances as to any Receivable shall continue through the earlier to occur of
(i) the last Monthly Payment due prior to the payment in full of the Receivable or (ii) the last Remittance Date prior to the Remittance Date for the distribution of all Liquidation Proceeds and other payments or recoveries (including Insurance Proceeds) with respect to the Receivable; provided, however, that if requested by a Rating Agency in connection with a Securitization, the Servicer shall be obligated to make such Monthly Advances through the Remittance Date prior to the date on which cash is received in connection with the liquidation of the related Financed Vehicle; provided, further, however, that the obligation to pay Monthly Advances shall cease if the Servicer determines, in its sole reasonable opinion, that advances with respect to such Receivable are non-recoverable by the Servicer from Liquidation Proceeds or otherwise from amounts allocable to interest with respect to a particular Receivable.

                                  ARTICLE VI

                         GENERAL SERVICING PROCEDURES

          Section 6.01 Satisfaction of Receivables and Release of Receivable Files.

          (a) The Servicer shall comply with Applicable Law in connection with the satisfaction of a Receivable and the release of Receivable Files. Subject to the foregoing, upon the payment in full of any Receivable, or otherwise in accordance with the Servicer's customary policies and procedures consistent with the Servicing Standard, the Servicer is authorized to execute an instrument in satisfaction of such Receivable and to do such other acts and execute such other documents as the Servicer deems necessary to discharge the Obligor thereunder and terminate the security interest in the Financed Vehicle related thereto. To the extent that insufficient payments are received on a Receivable credited by the Servicer as prepaid or paid in full and satisfied, the shortfall shall be paid by the Servicer out of its own funds if the shortfall is in excess of $25.

          (b) If the Servicer (I) satisfies or releases the Collateral securing a Receivable without first having either (x) obtained voluntary payment in full (or within $25 of payment in full) of the indebtedness secured by the Collateral or (y) repossessed and liquidated such

Collateral, or (II) (x) otherwise prejudices any rights the Purchaser may have under the Collateral securing a Receivable (in addition to the rights of the Purchaser in connection therewith set forth in Section 4.01(g)) or (y) extends or otherwise amends the terms of the Receivable (including any change of the Contract Rate applicable to any Receivable or the Principal Balance or the total number of originally scheduled due dates of any Receivable), except as provided in Sections 4.01(b) and 4.01(e), upon written demand of the Purchaser, the Servicer, shall repurchase the related Receivable at the Receivable Repurchase Price and remit such amount to the Purchaser on the next Remittance Date.

          Section 6.02 Annual Statement as to Compliance. The Servicer shall deliver to the Purchaser on or before March 15 each year, beginning in 2005, an Officer's Certificate (the "Servicer Annual Certification") in substantially the form of Exhibit J.

          Section 6.03 Annual Independent Certified Public Accountants' Report. On or before March 15 of each year beginning in 2005, the Servicer, at its expense, shall cause a firm of independent certified public accountants that is a member of the American Institute of Certified Public Accountants to furnish to the Servicer an attestation and report in accordance with the standards for attestation engagements issued or adopted by the Public Company Accounting Oversight Board (and consent of such firm for the Servicer to provide a copy thereof to the Purchaser and for inclusion of such report in any filings with the Securities and Exchange Commission in connection with a Securitization) to the effect that such firm has examined such documents or records of the Servicer relating to the Receivables that such firm deems necessary or appropriate and that such firm is of the opinion that the Servicer has complied with the provisions of this Agreement (to the extent that attestation of such compliance is required by Item 1120(d) of Regulation AB (to the extent such Regulation AB is promulgated) and is appropriate for the transaction contemplated by this Agreement) during the preceding calendar year (or, with respect to the first report, the period from the Closing Date to December 31st of such year), except for (x) such exceptions as such firm shall believe to be immaterial and (y) such other exceptions as shall be set forth in such report.

          Section 6.04 Right to Examine Servicer Records. The Purchaser, or its designee, shall have the right to examine and audit any and all of the books, records, or other information of the Servicer, whether held by the Servicer or by another on its behalf, with respect to or concerning this Agreement or the Receivables, during business hours or at such other times as may be reasonable under applicable circumstances, upon reasonable advance notice. The Purchaser shall pay its expenses associated with such examination.

          Section 6.05 Computer Systems; System Backup File.

          (a) The Servicer shall maintain its computer systems, in accordance with its customary standards, policies and procedures, so that, from and after the time of conveyance hereunder of the Receivables to the Purchaser, the Servicer's master computer records (including any back-up archives) that refer to a Receivable shall indicate clearly the interest of the Purchaser in such Receivable and that such Receivable is owned by the Purchaser through a unique identification code that is reflected on the records of the Servicer and set forth in Exhibits A and B as being owned by the Purchaser and through marking of the Receivable pursuant to Section 2.06(h). The unique identification code which Servicer shall use is "GL Type Code

307". Servicer shall have the right to change such code upon written notice to Purchaser, provided that such new code is a unique identification code. Indication of the Purchaser's ownership of a Receivable shall be deleted from or modified on the Servicer's computer systems or from the contract itself when, and only when, the Receivable shall have been paid in full (or within $25 thereof), transferred to a successor or assign of Purchaser (in which case the Servicer shall cause its records to indicate the interest and ownership of such successor or assign), or repurchased by the Seller or purchased by the Servicer in accordance with the terms of this Agreement.

          (b) Within forty-five (45) days after the Closing Date, the Servicer shall provide to the Purchaser a copy (on a medium mutually agreed upon between the Seller and the Purchaser) of a complete image from the Servicer's imaging system of each item in a Receivable File for each Receivable. The Servicer shall at all times maintain a complete system backup file with respect to the Receivables and shall, by no later than each Determination Date, deliver to the Purchaser a copy of (i) the loan file tape (determined by the data dictionary, in the form of Exhibit B attached hereto, as may hereafter be modified by mutual agreement of the Seller and the Purchaser) and
(ii) the extracts from other applicable servicing systems of the Servicer's.

                                 ARTICLE VII

                       SELLER AND SERVICER TO COOPERATE

          Section 7.01 Provision of Information.

          (a) The Servicer shall furnish to the Purchaser such periodic, special, or other reports or information, and copies or originals of any other documents contained in the Receivable File for each Receivable provided for herein. All other special reports or information not provided for herein as shall be necessary, reasonable, or appropriate with respect to the Purchaser or any regulatory agency shall be provided at the Purchaser's expense. All such reports, documents or information shall be provided by and in accordance with all reasonable instructions and directions that the Purchaser may give.

          (b) The Seller and the Servicer shall execute and deliver all such instruments and take all such action as the Purchaser may reasonably request from time to time, in order to effectuate the purposes, and to carry out the terms, of this Agreement.

          Section 7.02 Financial Statements; Servicing Facility. The Servicer shall make available to the Purchaser and any prospective Purchaser a knowledgeable financial or accounting officer for the purpose of answering questions respecting recent developments affecting the Servicer or the financial statements of the Servicer, and to permit the Purchaser and any prospective Purchaser to inspect the Servicer's servicing facilities for the purpose of satisfying the Purchaser and such prospective Purchaser that the Servicer has the ability to service the Receivables as provided in this Agreement.

                                 ARTICLE VIII

                                 THE SERVICER

          Section 8.01 Liability of Seller and Servicer. The Seller and the Servicer shall be liable in accordance herewith only to the extent of the respective obligations specifically imposed upon and undertaken by the Seller and the Servicer herein.

          Section 8.02 Merger or Consolidation of the Servicer. The Servicer shall preserve its qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement or any of the Receivables and to perform its duties under this Agreement.

          Any Person into which the Servicer may be merged or consolidated, or any entity resulting from any merger, conversion or consolidation to which the Servicer shall be a party, or any Person succeeding to the business of the Servicer, shall be the successor of the Servicer hereunder, without the execution or filing of any paper or any further act on the part of either Party, anything herein to the contrary notwithstanding; provided, however, that (i) immediately after giving effect to such transaction, no representation or warranty made pursuant to Section 3.01(a) shall have been breached (for purposes hereof, the representations and warranties set forth in Sections 3.01(a)(i) through (ix) shall speak as of the date of consummation of such transaction) and no event that, with notice or lapse of time or both, would become an Event of Default shall have occurred and be continuing, (ii) the Servicer shall have delivered to the Purchaser an Officer's Certificate and Opinion of Counsel each stating that such consolidation, merger or succession and any such related agreements comply with this Section 8.02 and that all conditions precedent, if any, provided for in this Agreement relating to such transaction have been complied with and (iii) the Servicer shall have delivered to the Purchaser an Opinion of Counsel stating that, in the opinion of such counsel, either (A) all financing statements and continuation statements and amendments thereto have been executed and filed that are necessary fully to preserve and protect the interest of the Purchaser and its successors and assigns in the Receivables or (B) no such action shall be necessary to preserve and protect such interest. Furthermore, in the event the Servicer transfers or otherwise disposes of all or substantially all of its assets to an Affiliate of the Servicer, such Affiliate shall satisfy the condition described in the preceding sentence and shall also be fully liable to the Purchaser for all of the Servicer's obligations and liabilities hereunder.

          Section 8.03 Limitation on Liability of Seller, Servicer and Others. Neither the Seller or the Servicer, nor any of the directors, officers, employees or agents of the Seller or the Servicer, shall be under any liability to the Purchaser or any other Person for taking any action or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this Section
8.03 shall not protect the Seller or the Servicer or any such Person against any breach of warranties or representations made herein or as to the Servicer, the failure to perform its obligations in compliance with any standard of care set forth in this Agreement, or any other liability which would otherwise be imposed under this Agreement. The Seller and the Servicer, and any director, officer, employee or agent of the Seller or the Servicer, may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder; provided further, however, that in no event shall Seller or Servicer be liable to Purchaser or any other Person for any consequential, exemplary or punitive damages, except to the extent awarded to a third party with respect to any matters indemnified under Section 10.01.

          Section 8.04 Limitation on Resignation and Assignment by Servicer.

          (a) The Purchaser has entered into this Agreement with the Servicer, and subsequent permitted purchasers or transferees pursuant to any Securitizations or Whole Loan Transfers will purchase the Receivables, in reliance upon the representations as to the adequacy of Servicer's servicing facilities, plant, personnel, records and procedures, its integrity, reputation and financial standing, and the continuance thereof. Therefore, the Servicer shall neither assign this Agreement or its the servicing or custodial obligations hereunder, nor delegate its rights or duties hereunder or any portion hereof.

          (b) The Servicer shall not resign from the obligations and duties hereby imposed on it, except by mutual consent of the Servicer and the Purchaser or upon the determination that its duties hereunder are no longer permissible under Applicable Law and such incapacity cannot be cured by the Servicer. Any such determination permitting the resignation of the Servicer shall be evidenced by an Opinion of Counsel to such effect delivered to the Purchaser. No such resignation shall become effective until a successor shall have assumed the Servicer's responsibilities and obligations hereunder in the manner provided in Section 12.01, unless the Servicer is prohibited by Applicable Law from serving as Servicer, in which instance the Purchaser shall immediately designate a successor Servicer. Notwithstanding the foregoing, the Servicer may also resign in connection with a Whole Loan Transfer to a banking institution that HNB reasonably considers to be a competitor in the indirect auto business; provided, however, that (w) HNB shall have found a successor Servicer reasonably acceptable to the Purchaser, (x) the Servicing Fee to be paid to the successor Servicer shall be no greater than the Servicing Fee provided for under this Agreement, (y) the successor Servicer shall have assumed the Servicer's responsibilities and obligations hereunder in the manner provided in Section 12.01 within no more than one-hundred and twenty
(120) days of such Whole Loan Transfer and (z) the Servicer shall pay all expenses associated with such transfer to a successor Servicer.

                                  ARTICLE IX

                     SECURITIZATION OR WHOLE LOAN TRANSFER

          Section 9.01 Effect of Securitization or Whole Loan Transfer.

          (a) The Purchaser and the Bank agree that with respect to some or all of the Receivables, the Purchaser, at its sole option, shall effect one or more Securitizations or Whole Loan Transfers, retaining the Bank as the servicer thereof or subservicer if a master servicer is employed; provided, however, that the Purchaser shall not be permitted to make more than three (3) transfers. From and after the Reconstitution Date, the Receivables transferred shall remain covered by this Agreement, insofar as the Servicer shall continue to service such Receivables on behalf of the transferee in accordance with the terms and provisions of this Agreement, but this Agreement shall be terminated as to said receivable if the Bank enters into another servicing agreement covering such Receivables to the extent agreed by the Purchaser and the Bank at the time of such Securitization or Whole Loan Transfer. Each transferee of the Receivables shall be permitted to make one (1) Whole Loan Transfer in respect of the Receivables held by it; provided, however, that in connection with such Whole Loan Transfer, the Servicer shall have the right to resign in accordance with Section 8.04(b); and provided further that in the event the transferee transfers Receivables to more than one successor transferee, the Servicer may resign without regard to the requirements set forth in Section 8.04(b).

          (b) The Bank shall use its reasonable best efforts to assist the Purchaser and any prospective purchasers from the Purchaser and trustees or other similar entities in connection with each Whole Loan Transfer or Securitization, including, without limitation:

          (i) making representations and warranties as of the closing date of each Whole Loan Transfer or Securitization as set forth in Schedule 9.01(b) and restating for the benefit of the applicable trustee, as of the closing date of a Securitization (or as of such other date as provided in the applicable representation or warranty), such of the representations and warranties that are set forth in Section 3.01(b) as are required by any Rating Agency rating the Securitization in order for the senior classes thereof to receive a "AAA" or equivalent rating as certified in writing to the Bank by the managing underwriter for such securitization; provided that in no event will the Bank be required to restate any of the representations and warranties set forth in Exhibit 9.01(b)(i) hereto;

          (ii) negotiating in good faith and executing any seller/servicer agreements, as servicer, required by the purchaser of the Receivables, the trustee or similar entity to effectuate the foregoing, including, without limitation, setting forth the representations and warranties referred to in clause (i) above and the remedies for the breach of the same by the Servicer (it being understood that any such agreement will be, as to terms relating to the servicing of the Receivables and the remedies for any such breach, on substantially similar terms and conditions to those of this Agreement); provided that the Bank shall be compensated with a servicing fee that is no less than as provided in this Agreement;

          (iii) providing to the Purchaser (A) a statement containing certain information relating to the Bank, including, but not limited to, its origination and servicing practices and procedures, in a form similar to that set forth in Exhibit M, updated as necessary to reflect any changes in the current circumstances of the Bank and (B) information relating to the Receivables, including, but not limited to, historical loss and delinquency data, as set forth in Exhibit N, it being understood that the information provided pursuant to subclauses (A) and (B) of this clause
     (iii) shall be provided to prospective investors in a public offering document or private placement memorandum, and shall provide to the Purchaser upon request, prior to any Securitization or Whole Loan Transfer, updated quarterly static pool data covering losses, recoveries and defaults, which information the Purchaser shall be permitted to deliver to any potential purchaser of securities rated less than BBB- in connection with a Securitization or any potential purchaser in a Whole Loan Transfer; provided, however, that in the case of any such Securitization the delivery of such information to a potential purchaser of securities rated below "BBB-" by S&P or "BBB-" by Fitch or "Baa3" by Moody's is conditional upon the Bank's receiving reasonable assurance from the Purchaser and any such potential purchaser that neither such potential purchaser nor any person "controlled" by such potential purchaser within the meaning of the Securities Act is purchasing securities that have been registered under the Securities Act in connection with such Securitization (unless such potential purchaser has within it separate investment units for public and non-public investments, and provides such assurances as shall be reasonably requested by the Bank and the Purchaser that such information will not be used in any respect in investing in the registered securities) and on the Bank's receiving from the Purchaser and any such potential purchaser such additional assurances as the Bank may reasonably consider necessary to ensure that it is protected from potential liability under of the Securities Act arising from the concurrence of the delivery of such information and the distribution of registered securities pursuant to the Securitization. The Bank shall represent and warrant that, when delivered and as of the closing date of the related transfer, all of such information shall not contain any untrue statement of a material fact and will not omit to state any material fact necessary to make the statements and information therein, in light of the circumstances under which they were made, not misleading;

          (iv) cooperating with the Purchaser and the trustee or similar entity, at the expense of the Purchaser or such other trustee or entity, to satisfy, in connection with any Securitization, the applicable entity's reporting obligations under the Exchange Act and Applicable Law, including any certification necessary to comply in form and substance with the Sarbanes-Oxley Act and the rules and regulations promulgated thereunder;

          (v) delivering opinions of counsel on the Bank and the transfer of the Receivables by the Bank to the Purchaser in form and substance acceptable to the Purchaser; provided that any out-of-pocket, third party expenses incurred by the Bank in connection with the foregoing shall be paid by the Purchaser;

          (vi) providing as applicable, at the expense of the Purchaser:

               (I) any and all information and appropriate verification of information which may be reasonably available to the Bank, whether through letters of its auditors and counsel or otherwise, in each case as the Purchaser shall reasonably request, including but not limited to the agreed upon procedures letter of Ernst & Young LLP, pertaining to information provided by the Bank as set forth in clause (iii) above, covering such matters as shall in the judgment of the Purchaser be customary or reasonably necessary for completion of the applicable transfer;

               (II) (x) an Officer's Certificate executed by a senior officer of the Bank, responsible for the servicing of the Receivables; and
          (y) such additional statements, certificates or other similar documents of the Bank or reports from the Bank's accountants in connection with a Securitization and in substance as required by Applicable Law; and

               (III) access for rating agencies, credit enhancers or investors reasonable to each Bank representative with responsibility, knowledge or experience with respect to the Bank's origination of the Receivables and/or servicing of the Receivables, upon reasonable prior notice and during regular business hours, for the purpose of answering questions about the origination of the Receivables and the servicing of the Receivables; and

               (vii) providing the Purchaser and the managing underwriter for such Securitization a letter substantially in the form attached hereto as Exhibit O identifying the Seller indemnities that appear in the related Prospectus.

                                  ARTICLE X

                        INDEMNIFICATION & CONTRIBUTION

          Section 10.01 Indemnification by the Bank. The Bank shall indemnify and hold harmless the Purchaser from and against: (i) any and all claims, losses and liabilities, reasonable and necessary legal fees and related costs, judgments and any other costs, fees or expenses that the Purchaser may sustain in any way related to claims of third parties related to (A) the failure of the Bank to perform its obligations as seller under the terms of this Agreement, (B) the breach of any representation or warranty, covenant or other agreement of the Bank set forth in this Agreement, (C) the use, ownership or operation by the Bank or any Affiliate thereof of a Financed Vehicle or (D) claims or disputes of Obligors with respect to HNB GAP; (ii) any taxes that may at any time be asserted against any such indemnified party with respect to, and as of the date of, the conveyance of the Conveyed Assets to the Purchaser, including any sales, gross receipts, tangible personal property, privilege or license taxes (but not including any taxes asserted with respect to the ownership of the Conveyed Assets or federal or state income taxes arising out of the transactions contemplated by this Agreement); and (iii) any and all claims, losses and liabilities, reasonable and necessary legal fees and related costs, judgments and any other costs, fees or expenses that the Purchaser may sustain in any way related to the failure of the Bank to perform its obligations as servicer under the terms of this Agreement and Applicable Law. The provisions of this Section 10.01 shall not be construed to limit any other rights or remedies that the Purchaser may otherwise have under this Agreement.

          Section 10.02 Securities Act Indemnification Provisions.

          (a) The Bank shall indemnify and hold harmless the Purchaser, its officers and directors and each person, if any, who controls the Purchaser within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act from and against, any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may be subject under the Securities Act in so far as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based in whole or in part upon any untrue statement or alleged untrue statement of a material fact contained in any related Prospectus or ABS Informational and Computational Materials or arise from any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement, alleged untrue statement, omission or alleged omission arises out of or is based upon any Seller Information. The Bank agrees in each case to reimburse, promptly upon demand, the Purchaser and each such officer, director and controlling person for any legal or other expenses reasonably incurred by any of them in connection with investigating or defending or preparing to defend against any such loss, claim, damage or liability as such expenses are incurred, subject to the other provisions of this Section 10.02 and Section 10.03. The indemnities set forth in this Section 10.02(a) will be in addition to any other liability the Bank may otherwise have.

          (b) The Purchaser shall indemnify and hold harmless the Bank and its respective officers and directors and each person, if any, who controls the Bank within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages or liabilities, joint or several, to which any of them may become subject under the Securities Act or the Exchange Act, in so far as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based in whole or in part upon any untrue statement or alleged untrue statement of a material fact contained in any related Prospectus or ABS Informational and Computational Materials or arise from any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except to the extent that such untrue statement, alleged untrue statement, omission or alleged omission is based upon Seller Information. The Purchaser agrees in each case to reimburse, promptly upon demand, the Bank and each such officer, director and controlling person for any legal or other expenses reasonably incurred by any of them in connection with investigating or defending or preparing to defend against any such loss, claim, damage or liability as such expenses are incurred, subject to the other provisions of this Section 10.02 and Section 10.03. The indemnities set forth in this Section 10.02(b) will be in addition to any other liability the Purchaser may otherwise have.

          Section 10.03 Defense of Claims. Promptly after receipt by any indemnified party under Section 10.01 or 10.02 of notice of any claim or the commencement of any action, such indemnified party shall notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify an indemnifying party shall not relieve it from any liability which it may have under Section 10.01 or 10.02 except to the extent it has been materially prejudiced by such failure; and provided further, however, that the failure to notify any indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under this Agreement. Any indemnified party shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless: (i) the employment thereof has been specifically authorized by the indemnifying party in writing; (ii) the actual or potential defendants in, or targets of, any such action include both the indemnifying party and such indemnified party and counsel retained by the indemnifying party cannot adequately represent both the indemnifying party and such indemnified party in light of the claims and defenses that each intends to raise; or (iii) the indemnifying party has failed to assume the defense of such action and employ counsel reasonably satisfactory to the indemnified party within a reasonable time after the commencement of the action. In the case of (ii) or (iii) above, if such indemnified party notifies the indemnifying party in writing that it elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to select separate counsel to participate in the defense of such action on behalf of the indemnified party. Notwithstanding the foregoing sentence, the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (together with no more than one local counsel, if necessary) at any time for all such indemnified parties, which firm shall be designated in writing by the indemnified parties. An indemnifying party shall not, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought under Section 10.02 by such indemnified party, unless such settlement (x) does not include a statement as to, or admission of, fault, culpability or a failure to act by or on behalf of any such indemnified party, and (y) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding. In addition, an indemnifying party shall not be liable under Section 10.02 for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with its written consent or if there be a final judgment for the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless the indemnified party from and against any loss or liability covered by the applicable indemnities set forth in Section 10.02 by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for reasonable fees and expenses of counsel in accordance with this Section 10.03, the indemnifying party shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 120 days after receipt by the indemnifying party of the aforesaid request, (ii) such request is accompanied by documentation reasonably adequate to provide verification of the work done by counsel for which such fees and expenses are charged, including narrative time entries, and (iii) the indemnifying party shall not have reimbursed the indemnified party for undisputed fees and expenses in accordance with such request prior to the date of such settlement.

          Section 10.04 Contribution. To the extent the indemnification provided for in Section 10.02 is unavailable to an indemnified party or is insufficient in respect of any losses, claims, damages or liabilities that are subject to such provisions, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities in such proportion as is appropriate to reflect (i) the relative benefits received by the Bank on one hand and the Purchaser on the other hand from the sale of Receivables by the Bank and the resale of such Receivables in connection with a Securitization or a Whole-Loan Sale and (ii) if the allocation provided for in clause (i) is not permitted under Applicable Law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also to reflect the relative fault of the indemnifying party on the one hand, and of the indemnified party on the other, in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Purchaser on the one hand and the Bank on the other shall be deemed to be in the same proportion as total net proceeds of the offering of securities in a Securitization or of a Whole-Loan Sale received by the Purchaser (in each case before deducting expenses, discounts and commissions, but net of the Purchase Price) bear to the total net proceeds received by the Bank with respect to the sale of Receivables. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to the indemnifying party's relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Bank and the Purchaser agree that it would not be just and equitable if contribution were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the first sentence of this paragraph shall be deemed to include, subject to the limitations set forth otherwise in Section

10.03, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding any other provision of this Agreement, no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not also guilty of such fraudulent misrepresentation.

                                  ARTICLE XI

                                    DEFAULT

          Section 11.01 Events of Default.

          (a) Each of the following shall constitute an Event of Default on the part of the Bank:

               (i) any failure by the Bank to remit to the Purchaser (x) any payment to be made on a Remittance Date that continues unremedied for a period of one (1) Business Day after the date upon which such payment was due or (y) any payment required to be made under the terms of this Agreement (other than any payment to be made on a Remittance Date) that continues unremedied for a period of three (3) Business Days after the date upon which such payment was due; or

               (ii) failure by the Bank duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Bank set forth in this Agreement which continues unremedied for a period of thirty (30) days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Bank, by the Purchaser; or

               (iii) failure by the Servicer to maintain its license to do business in any jurisdiction where the Servicer is required to be licensed in connection with the servicing of the Receivables or the performance of its other obligations under this Agreement; or

               (iv) any change in the business, assets, operations, prospects or condition, financial or otherwise, of the Bank that has a material adverse effect on the ability of the Bank to perform any of its obligations under this Agreement; or

               (v) the long-term unsecured debt rating of the Bank is withdrawn or reduced to "Baa2" by Moody's, "BBB" by Standard & Poor's or "BBB" by Fitch; or

               (vi) the Bank shall default in the payment of indebtedness for any borrowed monies (after giving effect to all applicable cure periods in any agreement governing such indebtedness) in an amount in excess of $10,000,000; or

               (vii) a decree or order of a court or agency or supervisory authority having jurisdiction for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, including bankruptcy, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Servicer and such degree or order shall have remained in force undischarged or unstayed for a period of sixty (60) days; or

               (viii) the Servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to either the Servicer or of or relating to all or substantially all of its property; or

               (ix) the Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency, bankruptcy or reorganization statute, make an assignment for the benefit of its creditors or voluntarily suspend payment of its obligations; or

               (x) the Servicer attempts to assign its right to servicing compensation hereunder or to assign this Agreement or the servicing responsibilities or custodial responsibilities hereunder or to delegate its duties hereunder or any portion thereof in violation of
          Section 8.04; or

               (xi) the indictment of Servicer, any director or employee thereof, any Affiliate or any director or employee thereof for criminal activity related to the origination or servicing activities of the Servicer, in each case, where such indictment materially and adversely affects the ability of the Servicer, as applicable, to perform its obligations under this Agreement subject to the condition that such indictment is not dismissed within ninety (90) days; or

               (xii) for any Determination Date on or after the Determination Date occurring in July 2004, the Cumulative Net Loss Ratio exceeds the percentage set forth opposite such Determination Date on
          Schedule 1 hereto; or

               (xiii) for any Determination Date, as of the last day of the related Collection Period, the Pool Delinquency Percentage exceeds 2.50%; or

               (xiv) for any Determination Date, the Six Month Annualized Net Loss Ratio occurring in the time periods set forth opposite such Determination Date on Schedule 1 hereto, exceed the corresponding percentages.

          (b) The Bank shall deliver to the Purchaser, promptly after having obtained knowledge thereof, but in no event later than three (3) Business Days thereafter, written notice in an Officer's Certificate of any event which with the giving of notice or lapse of time, or both, would become an Event of Default under Section 11.01(a).

          (c) In each case, so long as an Event of Default shall not have been remedied, in addition to whatever rights the Purchaser may have for damages or equitable relief, including injunctive relief and specific performance, the Purchaser, by notice in writing to the Seller and the Servicer, may (i) terminate the Bank as Servicer under this Agreement and the servicing of the Receivables and the proceeds thereof, including the Servicer's custodial responsibilities hereunder; (ii) give notice to each Obligor of the sale of the related Receivable to the Purchaser and that such Obligor shall, effective as of the date of such notice, remit all Monthly Payments to an account specified by the Purchaser; or (iii) require the Servicer to deliver within five (5) Business Days all Receivable Files to an entity designated by the Purchaser. Notwithstanding the foregoing, in connection with an Event of Default as set forth in clauses (xii), (xiii) and (xiv), the Purchaser may only exercise the rights described in clauses (i) through (iii) of this clause (c) and shall not have any other rights at law or in equity to damages or other relief in connection with an Event of Default as set forth in clauses (xii), (xiii) and (xiv).

          (d) Upon receipt by the Servicer of such written notice pursuant to clause (c)(i) above, all authority and power of the Servicer under this Agreement, whether with respect to the Receivables or otherwise, shall pass to and be vested in the successor appointed pursuant to Section 12.01. Upon written request from any Purchaser, the Servicer shall prepare, execute and deliver to the successor servicer designated by the Purchaser any and all documents and other instruments, place in such successor's possession all Receivable Files, and do or cause to be done all other acts or things necessary or appropriate to effect the purposes of such notice of termination, including but not limited to the transfer and endorsement or assignment of the Receivable Files, at the Servicer's sole expense. The Servicer shall cooperate with the Purchaser and such successor servicer in effecting the termination of the Servicer's responsibilities and rights hereunder, including without limitation, the transfer to such successor for administration by it of all cash amounts which shall at the time be held by the Servicer with respect to the Receivables or thereafter received with respect to the Receivables.

          (e) The Servicer shall not be required to repurchase a Receivable pursuant to Section 4.01(g) or to indemnify the Purchaser pursuant to Section
10.01 in connection with (x) a Receivable being deemed to be unenforceable in a jurisdiction or (y) the impairment of receipt by the Purchaser of Collections on a Receivable if either (x) or (y) above occurs as a result of the Purchaser's failure to obtain any license or consent necessary in connection with its ownership of the Receivables. Any delinquencies, repossessions or losses on the Receivables caused by the failure of the Purchaser to have any such license or consent shall not be considered in determining any Event of Default under clause (xii), (xiii) or (xiv) of
Section 11.01(a) above. In addition, the Servicer shall not be required to repurchase a Receivable pursuant to Section 4.01(g) or to indemnify the Purchaser pursuant to Section 10.01 in connection with (A) the impairment of the Servicer's ability to collect amounts due on the Receivables or (B) a negative effect on servicing performance, if either (A) or (B) above occurs as a result of the inability of the Servicer to pursue litigation due to the restrictions set forth in Section 4.01(c).

          Section 11.02 Waiver of Event of Defaults. By a written notice, the Purchaser may waive any Event of Default by the Seller or Servicer in the performance of their respective obligations hereunder and its consequences. Upon any waiver of a past default, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon except to the extent expressly so waived. Notwithstanding the foregoing, if any Event of Default that has occurred is continuing, unless and until the Purchaser shall waive such Event of Default by written notice, the Purchaser may by notice in writing to the Servicer in the manner provided in Section 11.01(c), terminate the rights of the Servicer under this Agreement and in and to the servicing and the custody of the Receivables and the proceeds thereof at any time thereafter.

                                  ARTICLE XII

                                  TERMINATION

          Section 12.01 Termination. This Agreement shall terminate upon the earlier of (i) the later to occur of (A) the final payment or other liquidation (or any advance with respect thereto) of the last maturing Receivable and (B) the disposition of any Financed Vehicle with respect to the last Receivable and the remittance of all funds due hereunder; (ii) the mutual consent of the Servicer and the Purchaser in writing and (iii) with respect to Receivables which, after the applicable Reconstitution Date, are covered by another servicing agreement as provided in Section 9.01(a), the effective date of such servicing agreement. The representations and warranties made by the Bank in Section 3.01(a), the representations and warranties made by the Seller in Section 3.01(b), the obligation of the Seller to repurchase the Receivables pursuant to Section 3.02, the obligation of the Servicer to repurchase the Receivables pursuant to Section 4.01(g), the indemnification obligations of the Bank under Section 10.01, and the provisions of Section 10.02, 10.03 and
10.04 shall survive the termination of this Agreement.

                                 ARTICLE XIII

                           MISCELLANEOUS PROVISIONS

          Section 13.01 Successor to Servicer.

          (a) Prior to termination of any of the Servicer's responsibilities and duties under this Agreement pursuant to Section 8.04, 11.01(c) or 12.01, the Purchaser shall (i) succeed to and assume all of the Seller's responsibilities, rights, duties and obligations under this Agreement, or (ii) appoint a successor satisfying the conditions set forth in Section 8.02 and which shall succeed to all rights and assume all of the responsibilities, duties and liabilities of the Servicer under this Agreement, including as servicer and custodian, prior to the termination of the Servicer's responsibilities, duties and liabilities under this Agreement. In connection with such appointment and assumption, the Purchaser may make such arrangements for the compensation of such successor out of payments on Receivables as it and such successor shall agree. In the event that the Servicer's duties, responsibilities and liabilities under this Agreement should be terminated pursuant to the aforementioned sections, the Servicer shall discharge such duties and responsibilities during the period from the date it acquires knowledge of such termination until the effective date thereof with the same degree of diligence and prudence which it is obligated to exercise under this Agreement, and shall take no action whatsoever that might impair or prejudice the rights or financial condition of its successor and shall continue to receive the Servicing Fee and any other amounts payable to the Servicer hereunder through but not including the day on which a successor Servicer is appointed. The resignation or removal of the Servicer pursuant to the aforementioned sections shall not become effective until a successor shall be appointed pursuant to this Section 13.01 and shall in no event relieve the Servicer of the representations and warranties made pursuant to Section 3.01(a) and the remedies available to the Purchaser under Sections 4.01(g) and 6.01, it being understood and agreed that the provisions of such Sections 3.01(a), 4.01(g) and 6.01 shall be applicable to the Servicer notwithstanding any such termination of the Servicer, or the termination of this Agreement.

          (b) Any successor appointed as provided herein shall execute, acknowledge and deliver to the Servicer and to the Purchaser an instrument accepting such appointment, wherein the successor shall make the representations and warranties set forth in Section 3.01(a), except for the portion of Section 3.01(a)(ix) relating to the sale of the Conveyed Assets and all of Sections 3.01(a)(xi) through (xiv), whereupon such successor shall become fully vested with all the rights, powers, duties, responsibilities, obligations and liabilities of the Servicer, with like effect as if originally named as a party to this Agreement. Any termination of the Servicer or termination of this Agreement pursuant to Section 8.04, 11.01(c) or 12.01 shall not affect any claims that any Purchaser may have against the Servicer arising out of the Servicer's actions or failure to act prior to any such termination.

          (c) The Servicer shall deliver promptly to the successor servicer all Collections held by it in respect of the Receivables and all Receivable Files and related documents and statements held by it hereunder and the Servicer shall account for all funds and shall execute and deliver such instruments and do such other things as may reasonably be required to more fully and definitively vest in the successor all such rights, powers, duties, responsibilities, obligations and liabilities of the Servicer.

          (d) Any successor servicer shall be required to remit to the Purchaser all collections received with respect to the Receivables on a daily basis unless otherwise agreed to by the Purchaser.

          Section 13.02 Amendment. This Agreement may only be amended from time to time by written agreement signed by the Servicer and the Purchaser.

          Section 13.03 Governing Law; Jurisdiction; Waiver of Jury Trial. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

          (a) In connection with any suit, claim, action or proceeding arising out of or relating to this Agreement and the transactions contemplated hereby,
(i) each of the Bank and the Purchaser hereby consents to the in personam jurisdiction of any court of the State of New York or any U.S. federal court located in the Borough of Manhattan in the State of New York; (ii) each of the Bank and the Purchaser agrees that service by prepaid certified or registered mail, or any other form equivalent thereto (or, in the alternative, by any other means sufficient under applicable law, rules and regulations) at the addresses set forth in Section 13.05 shall be valid and sufficient for all purposes; and (iii) each the Bank and the Purchaser agrees to, and irrevocably waives any objection based on forum non conveniens or venue not to, appear in such state or U.S. federal court located in the Borough of Manhattan.

          (b) EACH OF THE BANK AND THE PURCHASER HEREBY IRREVOCABLY AND UNCONDITIONALLY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY AND ALL RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING BASED ON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT, OR ANY OTHER DOCUMENTS AND INSTRUMENTS EXECUTED IN CONNECTION HEREWITH, OR

ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN), OR ACTIONS OF THE BANK OR THE PURCHASER. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE PURCHASER TO ENTER INTO THIS AGREEMENT.

          Section 13.04 Duration of Agreement. This Agreement shall continue in existence and effect until terminated as herein provided.

          Section 13.05 Notices.

          (a) Any notice pursuant to this Agreement shall be in writing signed by or on behalf of the Party giving it and may be served by sending it by confirmed facsimile, personal delivery or overnight courier to the address of the addressee set forth below (or to such other address as the addressee shall have specified to such Party by not less than fifteen (15) days prior notice given in accordance with this Section 13.05). Notice given is deemed for purposes of this Agreement:

               (i) in the case of a facsimile transmission, on the day a confirmation of receipt is confirmed, or, if such day is not a Business Day, on the first Business Day thereafter; and

               (ii) in the case of personal delivery or delivery by overnight courier, on the day of delivery at the address of the addressee or, if such day is not a Business Day, on the first Business Day thereafter.

               (b) The details for notices are:

               (i) if to Purchaser:

                    Morgan Stanley Asset Funding, Inc.
                    1585 Broadway
                    New York, New York 10036
                    Attention: Jack Kattan
                    Tel.:  (212) 761-1850
                    Fax.: (212) 761-0782




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                  with a copy to:

                    Morgan Stanley Asset Funding, Inc.
                    1585 Broadway
                    New York, New York 10036
                    Attention: Michelle Wilke
                    Tel.:  (212) 762-5990
                    Fax.: (212) 762-9224

          (ii) if to the Seller or Servicer:

                    The Huntington National Bank
                    Huntington Center
                    41 South High Street - HC0716
                    Columbus, OH  43287
                    Attention:  Timothy R. Barber
                    Tel.:  (614) 480-3547
                    Fax.:  (614) 480-4205

                   with a copy to:

                    The Huntington National Bank
                    Huntington Center
                    41 South High Street
                    Columbus, OH 43287
                    Attention:  Daniel W. Morton, Esq.
                    Tel:  (614) 480-5760
                    Fax:  (614) 480-5404
                    E-mail:  Dan.Morton@huntington.com

                   with a copy to:

                    Anthony R.G. Nolan, Esq.
                    Shearman & Sterling LLP
                    599 Lexington Avenue
                    New York, New York 10022
                    Tel:  (212) 848-8942
                    Fax:  (646) 848-8942
                    E-mail:  anolan@shearman.com

          Section 13.06 Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be held unenforceable or invalid in any jurisdiction, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement in such jurisdiction to the extent of such unenforceability or invalidity, and such unenforceability or invalidity shall in no way affect the validity or enforceability of the other provisions of this Agreement or of such provisions in any other jurisdiction.


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          Section 13.07 Entire Agreement. This Agreement and the Purchase
Price and Terms Letter constitute the entire agreement between the Parties relating to the transactions contemplated herein and supersede and extinguish any prior drafts, agreements, undertakings, representations, warranties and arrangements of any nature whatsoever, whether or not in writing, relating thereto.

          Section 13.08 Relationship of Parties. Nothing contained herein shall be deemed or construed to create a partnership or joint venture between the Purchaser and the Seller or Servicer.

          Section 13.09 Counterparts. This Agreement may be executed in one or more counterparts and by each Party on separate counterparts, each of which, when so executed, shall be deemed to be an original; such counterparts, together, shall constitute one and the same agreement. Transmission by facsimile of an executed counterpart hereof shall be deemed to constitute due and sufficient delivery of such counterpart.

          Section 13.10 Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon, and shall be enforceable by, the Seller, the Servicer and the Purchaser and their permitted successors and assigns, including without limitation, any trustee or similar party appointed by the Purchaser or any one or more of its Affiliates with respect to any Whole Loan Transfer or Securitization. Neither the Seller nor the Servicer may assign all or any portion of their respective rights or obligations under this Agreement without the prior written consent of the Purchaser. Any such purported assignment without such consent shall be null and void.

          Section 13.11 Assignment by Purchaser. The Purchaser shall have the right, without the consent of the Seller or the Servicer, and consistent with
Section 9.01(a), to assign, in whole or in part, its interest under this Agreement with respect to some or all of the Receivables, and designate any Person to exercise any rights of the Purchaser hereunder, by executing one or more Assignment, Assumption and Recognition Agreements substantially in the form of Exhibit K hereto and each assignee or designee shall accede to the rights and obligations hereunder of the Purchaser with respect to such Receivables. All references to the Purchaser in this Agreement shall be deemed to include such assignees and designees. It is acknowledged that the rights of the Purchaser under Sections 10.02, 10.03 and 10.04 may be assigned by it or its assignees to one or more underwriters or initial purchasers under a Securitization, and in such event such underwriters or initial purchasers (together with their respective officers and directors and each person, if any, who controls them within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, as and to the extent set forth in Section 10.02) shall accede to the rights of the Purchaser and may exercise the rights of the Purchaser as an indemnified party thereunder directly, but shall not thereby have assumed any of the Purchaser's obligations under Section 10.02(b).

          Section 13.12 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Purchaser, the Seller or the Servicer, any right, remedy, power or privilege hereunder, will operate as a waiver thereof; nor will any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights,



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remedies, powers and privileges therein provided are cumulative and not exhaustive of any rights, remedies, powers and privileges provided by law.

          Section 13.13 Further Assurances. The Seller, the Servicer and the Purchaser agree to do and perform, from time to time, any and all acts and to execute any and all further instruments required or reasonably requested to more fully to effect the purposes of this Agreement, including, without limitation, the execution of any financing statements or continuation statements relating to the Receivables for filing under the provisions of the UCC of any applicable jurisdiction.

          Section 13.14 Effect of Headings; Cross-References. The article, section and subsection headings herein and the table of contents of this Agreement are for convenience only and shall not affect the construction of this Agreement. References in this Agreement to article, section and subsection numbers are to such article, section and subsection numbers of this Agreement.

          Section 13.15 No Petition Covenant. Each of the Seller, the Servicer and the Purchaser, by entering into this Agreement, covenants that it shall not, prior to the date that is one year and one day after the payment in full of all securities issued in connection with any Securitization, acquiesce, petition or otherwise invoke or cause the issuer of such securities or trustee or other similar entity for such securities to invoke the process of any court or government authority for the purpose of commencing or sustaining a case against such issuer or trustee or other entity under any bankruptcy, insolvency or similar law, or for the purpose of appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of such issuer or trustee or other entity or any substantial part of its properties, or ordering the winding up or liquidation of the affairs of such issuer, trustee or other entity. This Section 13.15 shall survive the termination of this Agreement.




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          IN WITNESS WHEREOF, the Seller, Servicer and the Purchaser have caused their names to be signed hereto by their respective duly authorized officers as of the day and year first above written.



                                    MORGAN STANLEY ASSET FUNDING, INC.,
                                    as Purchaser



                                    By:  /s/ J. Douglas Van Ness
                                       ---------------------------------------
                                       Name:   J. Douglas Van Ness
                                       Title:  Vice President



                                    THE HUNTINGTON NATIONAL BANK, as
                                    Seller and as Servicer



                                    By:   /s/ Timothy R. Barber
                                       ---------------------------------------
                                       Name:   Timothy R. Barber
                                       Title:  Senior Vice President



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